                              ACQUISITION AGREEMENT

                             relating to the sale by

                           INTERNATIONAL PAPER COMPANY

                   of the only issued and outstanding share of

                           WELDWOOD OF CANADA LIMITED

                                       to

                           WEST FRASER TIMBER CO. LTD.

                        Dated the 21st day of July, 2004

                                TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----
PART 1 INTERPRETATION................................................................1

   RULES OF INTERPRETATION AND DEFINITIONS...........................................1
   SCHEDULES AND APPENDIX............................................................1

PART 2 PURCHASE AND SALE.............................................................2

   PURCHASE AND SALE OF PURCHASED SHARE..............................................2
   PURCHASE PRICE....................................................................2
   PAYMENT OF PURCHASE PRICE.........................................................4
   SECTION 116 CERTIFICATE...........................................................5
   CLOSING PAYMENT STATEMENT.........................................................8
   CLOSING DATE STATEMENTS...........................................................8
   NO DUPLICATION....................................................................9
   DISPUTE RESOLUTION................................................................9
   TAX RETURNS......................................................................10
   REIMBURSEMENT OF VENDOR PAID EXPENSES............................................10
   REIMBURSEMENT OF TRIGGERING EVENT ADJUSTMENT AMOUNT..............................11

PART 3 REPRESENTATIONS AND WARRANTIES...............................................11

   REPRESENTATIONS AND WARRANTIES OF THE VENDOR.....................................11
   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER..................................11

PART 4 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS AND INDEMNIFICATION....11

   EXPIRATION OF REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE VENDOR............11
   EXPIRATION OF THE REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.....12
   INDEMNITY........................................................................12
   LIMITATIONS ON INDEMNITY.........................................................15
   EXCEPTIONS TO LIMITATIONS........................................................15
   NO SPECIAL DAMAGES...............................................................16
   NOTICE OF CLAIM..................................................................16
   DIRECT CLAIMS....................................................................16
   CONTROL OF THIRD PARTY CLAIMS....................................................16
   SETTLEMENT OF THIRD PARTY CLAIMS.................................................17
   COOPERATION......................................................................17
   SUBROGATION......................................................................17
   CLAIMS TO BE NET OF INSURANCE AND NET TAX CONSEQUENCES...........................17
   ADDITIONAL PROVISIONS FOR ENVIRONMENT MATTERS....................................18
   ADDITIONAL PROVISIONS FOR TAX MATTERS............................................20
   LIMITATION RE APPLICABLE PLANS...................................................21
   EXCLUSIVE REMEDY.................................................................22

PART 5 COVENANTS OF THE PARTIES.....................................................22

   INVESTIGATION OF BUSINESS........................................................22
   CONDITIONS OF DISCLOSURE.........................................................23
   PERSONAL INFORMATION.............................................................23
   DISCLOSURE STATEMENT.............................................................24
   NOTICE OF CERTAIN MATTERS........................................................24
   PRELIMINARY PROSPECTUS...........................................................25
   CONDUCT PRIOR TO CLOSING (TARGET)................................................25
   DELIVERY OF AUTHORIZING DOCUMENTATION............................................26
   PURCHASER'S CONDUCT PRIOR TO CLOSING.............................................26
   COMPETITION ACT FILING...........................................................27

   INVESTMENT CANADA ACT FILING.....................................................27
   COLLECTION OF PRE-CLOSING DATE DUTY REFUNDS......................................27
   ELECTIONS AND DESIGNATIONS.......................................................28

PART 6 PRE-CLOSING MATTERS..........................................................28

   LOSS BEFORE CLOSING..............................................................28
   CLAIM AFTER CLOSING..............................................................28
   REIMBURSEMENT....................................................................29
   INDEMNIFICATION..................................................................29
   NOTICE OF LOSS...................................................................29
   PURCHASER'S OPTION...............................................................30
   CLOSING POSTPONED................................................................30
   NO SOLICITATION..................................................................30

PART 7 TERMINATION OF AGREEMENT.....................................................31

   TERMINATION......................................................................31
   AUTOMATIC TERMINATION............................................................33
   FAILURE TO GIVE NOTICE...........................................................33
   EFFECT OF STATUS OF AGREEMENT AFTER TERMINATION..................................33

PART 8 CONDITIONS OF CLOSING........................................................33

   CONDITIONS OF CLOSING IN FAVOUR OF THE PURCHASER.................................33
   CONDITIONS OF CLOSING IN FAVOUR OF THE VENDOR....................................34
   MUTUAL CONDITIONS PRECEDENT......................................................34

PART 9 CLOSING ARRANGEMENTS.........................................................35

   PLACE OF CLOSING.................................................................35
   TRANSFER.........................................................................35
   DELIVERY OF BOOKS AND RECORDS....................................................36
   DELAWARE SALES COMPANY BOOKS AND RECORDS.........................................36
   FUTURE ACCESS TO BOOKS, RECORDS AND EMPLOYEES....................................36
   CLOSING DOCUMENTS................................................................37
   INTERIM SERVICES.................................................................37
   EXECUTIVE PENSION AGREEMENTS.....................................................38
   POST-CLOSING COVENANTS...........................................................38
   TAX APPEAL.......................................................................38
   PHANTOM PLAN.....................................................................38
   MANAGEMENT INCENTIVE PLAN........................................................38
   FURTHER ASSURANCES...............................................................39

PART 10 MISCELLANEOUS...............................................................39

   NOTICES..........................................................................39
   CONSULTATION.....................................................................40
   COMMERCIALLY REASONABLE EFFORTS..................................................40
   COUNTERPARTS.....................................................................40
   NON-MERGER.......................................................................41
   EXPENSES.........................................................................41
   INTEREST.........................................................................41

                              ACQUISITION AGREEMENT

THIS AGREEMENT is made July 21, 2004

BETWEEN:

          INTERNATIONAL PAPER COMPANY, a New York corporation with an office at 400 Atlantic Street, Stamford, Connecticut 06921

          (the "Vendor")

AND:

          WEST FRASER TIMBER CO. LTD., a British Columbia corporation with an office at 1000 - 1100 Melville Street, Vancouver, British Columbia V6E 4A6

          (the "Purchaser")

WHEREAS:

(A) The Vendor is the registered and beneficial owner of the Purchased Share;
and

(B) The Vendor wishes to sell to the Purchaser and the Purchaser wishes to purchase from the Vendor the Purchased Share on the terms and conditions set out in this Agreement;

          THEREFORE THIS AGREEMENT WITNESSES THAT the Parties agree as follows:

                                     PART 1

                                 INTERPRETATION

Rules of Interpretation and Definitions

1.1 The rules of interpretation set out in Part A of Appendix 1 apply to this Agreement. Terms and expressions defined in Part B of Appendix 1 have those meanings when used in this Agreement.

Schedules and Appendix

1.2 The following Schedules and Appendix are attached to and form part of this
Agreement:

          Schedule A - Prohibited Activity
          Schedule 3.1 - Representations and Warranties of the Vendor

          Schedule 3.2 - Representations and Warranties of the Purchaser
          Schedule 3.7 - Subsidiaries and Other Ownership Interests
          Schedule 5.7(g) - Target Information and Financial Data
          Schedule 7.1(c) - Vendor's Bring Down Certificate (Due
                            Diligence Satisfaction Date)
          Schedule 7.1(d) - Purchaser's Bring Down Certificate
          Schedule 7.1(j) - Vendor's Bring Down Certificate (Closing Date) Appendix 1 - Part A - Rules of Interpretation
          Appendix 1 - Part B - Definitions

                                     PART 2

                                PURCHASE AND SALE

Purchase and Sale of Purchased Share

2.1 On the Closing Date the Vendor will sell, assign and transfer to the Purchaser and the Purchaser will purchase from the Vendor the Purchased Share free and clear of all Encumbrances.

Purchase Price

2.2

     Purchase Price Calculation

     (a) The purchase price (the "Purchase Price") payable by the Purchaser to the Vendor for the Purchased Share will be an amount equal to the total of:

          (i)  $1,260,000,000 less,

               (A)  the Triggering Event Adjustment Amount; and

               (B)  the Vendor Paid Expenses;

          (ii) the Duty Refund Amount;

          (iii) the Pulp Amount; and

          (iv) the Tax Refund Amount.

     subject to adjustment as provided in Section 2.2(b).

     Net Worth Adjustment

     (b) If the Closing Date Net Worth is greater than the Target Net Worth, the Purchase Price will be increased by the amount of such excess (the "Net Worth Positive Adjustment Amount"). If the Target Net Worth is greater than the Closing Date Net

     Worth, the Purchase Price will be decreased by the amount of such excess (the "Net Worth Negative Adjustment Amount").

     Definitions

     (c) In this Part 2, except as otherwise expressly provided or unless the context otherwise requires,

          (i) "Adjusted Closing Date Statements" has the meaning set out in
          Section 2.6.

          (ii) "Adjustment Date" means the later of the date on which the Closing Date Statements or the Adjusted Closing Date Statements have been finalized as provided in Section 2.6.

          (iii) "Closing Date Balance Sheet" means the consolidated balance sheet of the Target Companies as of the Closing Date included in the Closing Date Statements or, if applicable, the Adjusted Closing Date Statements.

          (iv) "Closing Date Net Worth" means the amount that is the Shareholder's Equity as set out in the Closing Date Balance Sheet.

          (v) "Closing Date Statements" has the meaning set out in Section 2.6.

          (vi) "Closing Payment Statement" has the meaning set out in Section
          2.5.

          (vii) "Duty Refund Amount" means 64.38% of any Pre-Closing Date Duty Refunds received from time to time by the Target after the Closing Date.

          (viii) "Net Worth Negative Adjustment Amount" has the meaning set out in Section 2.2(b).

          (ix) "Net Worth Positive Adjustment Amount" has the meaning set out in
          Section 2.2(b).

          (x) "Pre-Closing Cash Dividends" means cash dividends paid by the Target during the period commencing on the Execution Date and ending at the Time of Closing, other than (1) any dividend in kind of the shares of the Finance Company or (2) any dividend funded out of amounts received on or prior to the Closing Date from the Finance Company.

          (xi) "Pulp Amount" means $50,000,000; provided that if the sum of the Periodic Amounts for the Pulp Periods is less than $50,000,000, the Pulp Amount will be reduced by such difference.

          (xii) "Target Net Worth" means $750,000,000.

          (xiii) "Triggering Event Adjustment Amount" has the meaning set out in
          Part 3 of the Disclosure Statement.

          (xiv) "Vendor Paid Expenses" means the sum of

               (A) 64.38% of the amounts paid by any of the Target Companies after the Closing Date, to the extent not reflected in the Closing Date Balance Sheet, under any employee retention agreement entered into between any of the Target Companies and any of its employees prior to the Closing Date in connection with the transactions contemplated under this Agreement; and

               (B) 64.38% of the legal and other expenses (including any non-refundable Taxes imposed on such expenses) paid by any of the Target Companies after the Closing Date, to the extent not reflected in the Closing Date Balance Sheet, in connection with the transactions contemplated under this Agreement, including the Finance Company Reorganization, but excluding any such expenses

                    (I) to be paid by the Purchaser under the terms of this Agreement;

                    (II) incurred prior to the Closing Date at the written request of the Purchaser; or

                    (III) incurred after the Closing Date.

Payment of Purchase Price

2.3  The Purchase Price will be paid by the Purchaser to the Vendor as follows:

     Closing Date Payment

     (a) on the Closing Date, the Purchaser will pay to the Vendor by way of wire transfer to such bank account as is designated by the Vendor in a notice given to the Purchaser before the Closing,

          (i) if there is a Net Worth Positive Adjustment Amount, $1,260,000,000 plus the Vendor's reasonable estimate of the Net Worth Positive Adjustment Amount as set out in the Closing Payment Statement, or

          (ii) if there is a Net Worth Negative Adjustment Amount, $1,260,000,000 minus the Vendor's reasonable estimate of the Net Worth Negative Adjustment Amount as set out in the Closing Payment Statement;

     Payment on Adjustment Date

     (b) on the Adjustment Date the Purchaser will pay to the Vendor, or the Vendor will pay to the Purchaser, any difference between the Net Worth Positive Adjustment Amount or the Net Worth Negative Adjustment Amount, as the case may be, as set out in the

     Closing Date Statements or, if applicable, the Adjusted Closing Date Statements, and the reasonable estimate of such amounts included in the Closing Payment Statement;

     Payment of Duty Refund Amount

     (c) subject to Section 5.12, amounts in respect of the Duty Refund Amount will be paid by the Purchaser to the Vendor not later than the 10th Business Day after the day on which the corresponding Pre-Closing Date Duty Refund is received, or, if funds are initially received by a Target Company under conditions that do not qualify the funds as Pre-Closing Date Duty Refunds on the basis of the impediments set out in the definition thereof, not later than the 10th Business Day after the day on which such funds become Pre-Closing Date Duty Refunds;

     Payment of Tax Refund Amount

     (d) amounts in respect of the Tax Refund Amount will be paid by the Purchaser to the Vendor not later than the 10th Business Day after the day on which a Tax Refund Amount arises; and

     Payment of Pulp Amount

     (e) in respect of the Pulp Amount, the Purchaser will pay to the Vendor its reasonable estimate of the Periodic Amount for each Pulp Period on or before the 10th Business Day following the Pulp Period and will make any payment or withholding required to adjust such estimate to the actual Periodic Amount concurrently with the payment made in respect of the immediately succeeding Pulp Period, and the Parties will make such adjustment in respect of the final Pulp Period not later than 30 Business Days following the end of the final Pulp Period.

Section 116 Certificate

2.4 (a) If the Vendor does not deliver to the Purchaser on or before Closing an appropriate certificate under subsection 116(2) of the Tax Act (a "S 116(2) Certificate") in respect of the sale of the Purchased Share to the Purchaser (the "Share Sale") specifying a "certificate limit" at least equal to the Purchaser's Cost (as defined in Section 2.4(h)) for purposes of subsection 116(5) of the Tax Act, the Vendor may deliver to the Purchaser on Closing an irrevocable, unconditional letter of credit drawn on a global commercial bank with a credit rating of not less than AA- or equivalent, payable in Canadian dollars ("Letter of Credit") in an amount (the "Potential Remittance Amount") equal to 25% of the amount by which the Purchaser's Cost exceeds the certificate limit, if any, of any appropriate certificate under subsection 116(2) of the Tax Act in respect of the Share Sale delivered by the Vendor to the Purchaser on or before Closing. Such Letter of Credit will not be drawn upon except as provided below.

     (b) If the Vendor does not provide the Letter of Credit under Section 2.4(a), the Purchaser will withhold from the Purchase Price an amount equal to the Potential Remittance Amount and deposit such amount at Closing into escrow pursuant to an escrow agreement to be entered into by the Parties at Closing, in form and substance satisfactory to the Parties, acting reasonably and reflecting the provisions of this
     Section 2.4 and preserving the Purchaser's ability to satisfy the Potential Remittance Amount in full at the time or times as required under the Tax Act with income from the escrowed funds (subject to withholding) being for the benefit of the Vendor (the "Escrow Agreement").

     (c)  Subject to Section 2.4(e) below:

          (i) if after Closing and on or before the 29th day of the month following the calendar month during which the Closing Date occurred (the "Deadline Date"), the Vendor delivers to the Purchaser either:

               (A) a S 116(2) Certificate with a certificate limit at least equal to the Purchaser's Cost, or

               (B) an appropriate certificate under subsection 116(4) of the Tax Act in respect of the Share Sale referencing proceeds of disposition not less than the Purchaser's Cost (a "S 116(4) Certificate")

          the Purchaser will return the Letter of Credit, or release the Potential Remittance Amount held under the Escrow Agreement to the Vendor, as applicable; and

          (ii) if neither a S 116(2) Certificate with certificate limit equal to the Purchaser's Cost nor an appropriate S 116(4) Certificate is delivered by the Vendor to the Purchaser on or before the Deadline Date, the Purchaser will be entitled to draw under the Letter of Credit or under the Escrow Agreement as applicable and remit to the Receiver General for Canada ("Receiver General") immediately following the Deadline Date for the account of the Vendor an amount equal to the lesser of:

               (A) the Potential Remittance Amount, and

               (B) 25% of the excess of the Purchaser's Cost over the certificate limit of a S 116(2) Certificate, if any, in respect of the Share Sale delivered by the Vendor to the Purchaser on or before Deadline Date;

     (d) The Purchaser will provide to the Vendor a copy of a receipt of the Receiver General in respect of any payment under Section 2.4(c) and will either (i) return the Letter of Credit forthwith to the Vendor for cancellation if less than the full amount has been drawn; or (ii) release the amount, if any, remaining under the Escrow Agreement to the Vendor.

     (e) The Letter of Credit will not be drawn nor any amount released to the Purchaser from under the Escrow Agreement and no amount will be remitted by the Purchaser to the Receiver General under Section 2.4(c)(ii) if the Vendor delivers to the Purchaser, or the Purchaser otherwise receives, on or before the Deadline Date (as extended from time to time under this Section 2.4(e)), one or more appropriate comfort letters (each, a "Comfort Letter") issued by CRA from time to time extending the time period within which the Purchaser is required to remit an amount in respect of the Purchase Price on behalf of the

     Vendor and the latest of such Comfort Letters has not been withdrawn or cancelled or otherwise ceases to have effect. In such case, the Deadline Date will be deemed to be the second Business Day before the date, or the end of any time period, specified in the latest of such Comfort Letters.

     (f) If the Canadian Institute of Chartered Accountants issues any accounting rules applicable to the Purchaser which, when implemented, would have a material adverse effect on the Purchaser's financial reporting status as a result of the Purchaser holding the Letter of Credit, the Purchaser will give to the Vendor not less than 20 Business Days notice requiring the Vendor to take commercially reasonable steps to replace the Letter of Credit by either implementing the Escrow Agreement, or taking other measures that are satisfactory to the Purchaser, acting reasonably, and which alleviate or avoid the material adverse effect. If, at the end of such period, or a reasonable extension thereof taking into account the implementation date for the accounting rules, the Vendor has not implemented measures as contemplated herein, the Purchaser may draw on the Letter of Credit and make the remittance described in Section 2.4(c)(ii).

     (g) If at any time the aggregate of the amounts paid or then payable by the Purchaser on account of the Purchase Price under Section 2.3 exceeds the Purchaser's Cost, the Purchaser will be entitled to deduct and withhold 25% of any such excess if and to the extent the Purchaser is liable to pay an amount on behalf of the Vendor under the Tax Act. If such deduction is made and the Parties do not enter into alternative arrangements in form and substance satisfactory to the Parties acting reasonably preserving the Purchaser's ability to satisfy its obligations in respect of the amount so deducted in full at the time or times as required under the Tax Act, the Purchaser will remit such amount forthwith to the Receiver General for the account of the Vendor and provide to the Vendor a copy of a receipt of the Receiver General in respect thereof.

     (h) For the purposes of this Section 2.4:

          (i) The "Purchaser's Cost" means the excess of $1,540,000,000 over the aggregate of the Pre-Closing Cash Dividends (which amount will be confirmed by the Vendor in a notice to the Purchaser delivered on the Closing Date), or such other amount as may be agreed upon by the Parties from time to time.

          (ii) A certificate under subsection 116(2) of the Tax Act will be conclusively deemed to be appropriate if:

               (A) it accurately describes the Purchased Share, the Vendor, the Purchaser and specifies a certificate limit, a certificate date and an issuing tax services office, with no material errors or other comments, or

               (B) it is otherwise acceptable to the Purchaser's counsel, acting reasonably.

          (iii) A certificate under subsection 116(4) of the Tax Act will be conclusively deemed to be appropriate if:

               (A) it accurately describes the Purchased Share, the Vendor, the Purchaser, the date of disposition and specifies proceeds of disposition not less than the Purchaser's Cost, a certificate date and an issuing tax services office, with no material errors or other comments, or

               (B) it is otherwise acceptable to the Purchaser's counsel, acting reasonably.

          (iv) A Comfort Letter will be deemed to be appropriate if it contains a specific confirmation from CRA that no amounts are required to be remitted to the Receiver General under section 116 of the Tax Act in respect of the Share Sale until a date, or the end of any time period, if any, specified in the Comfort Letter, with no material errors.

          (v) If the Tax Act is amended to alter the 25% tax rate referenced for purposes of subsection 116(5) of the Tax Act before the Closing Date or a relevant payment date under this Agreement with application to the transactions or relevant payments contemplated under this Agreement (or is proposed to be amended with such intended retroactive effect publicly announced by the Department of Finance) the references in this Section 2.4 to 25% will be read instead as references to the tax rate as so altered.

Closing Payment Statement

2.5 Not later than five Business Days before the Closing Date, the Vendor will prepare and provide to the Purchaser a statement (the "Closing Payment Statement") setting out the Vendor's reasonable estimate of the Net Worth Positive Adjustment Amount or Net Worth Negative Adjustment Amount, as the case may be.

Closing Date Statements

2.6 Not later than the 60 Business Days following the Closing Date, the Purchaser will cause:

     (a) the Target to prepare, and have audited by the Target's auditors, consolidated financial statements for the Target for the period beginning on January 1, 2004 and ending at 12:01 a.m. on the Closing Date (but without giving effect to the Closing), prepared in accordance with GAAP in a manner consistent with the Interim Financial Statements; and

     (b) Target's auditors to prepare a statement setting out the calculation of the Net Worth Positive Adjustment Amount or the Net Worth Negative Adjustment Amount, as the case may be,

(collectively, the "Closing Date Statements"). The Vendor will be deemed to have accepted the Closing Date Statements, and the Closing Date Statements will be deemed to be finalized, if the Vendor does not give the Purchaser notice of its objections (which must be made in good faith) on or before the date which is 20 Business Days following receipt by the Vendor of the Closing

Date Statements. Any such objection will be governed by Section 2.8. Immediately following the Closing Date, the Purchaser will, upon reasonable request, provide access to the Vendor and its advisors, to all relevant books and records, with the right to take copies of the relevant information, and to the appropriate personnel, for the sole purpose of verifying the Closing Date Statements. Where the Vendor has disputed any item contained in the Closing Date Statements, the Purchaser will cause, within five Business Days of the resolution of the items in dispute pursuant to Section 2.8, the Closing Date Statements to be adjusted to reflect the resolution or determination of the dispute (the "Adjusted Closing Date Statements"). Each Party will bear the fees and expenses of its personnel or advisors in preparing or reviewing the Closing Date Statements and preparing the Adjusted Closing Date Statements.

No Duplication

2.7 The Parties acknowledge and agree that it is the intention of the Parties that for the purposes of this Agreement:

     (a) no amount will be included in the determination or calculation of more than one of

          (i) any of the Vendor Paid Expenses, the Triggering Event Adjustment Amount, the Duty Expense Amount, the Duty Refund Amount or the Tax Refund Amount, and

          (ii) the Closing Date Net Worth; and

     (b) no amount included in the determination or calculation of the Closing Date Net Worth, the Vendor Paid Expenses or the Duty Expense Amount, or that is otherwise a reduction of the Purchase Price pursuant to the terms of this Agreement, will be the subject of a claim for indemnification by the Purchaser.

Dispute Resolution

2.8 (a) Where a party (the "Disputing Party") is expressly entitled to dispute or object to any amount or calculation contemplated by Part 2 of this Agreement or otherwise have a matter determined pursuant to this Section
     2.8 (each a "Dispute"), the provisions of this section will apply. To be valid, the notice (the "Dispute Notice") delivered by the Disputing Party to the other Party must be delivered within the applicable time period and contain a statement of the basis of the Disputing Party's Dispute (which may be inadequacy of information or inability to verify) and each amount in dispute. A Dispute based on inadequacy of information or inability to verify must identify the additional information the Disputing Party needs with reasonable particularity.

     (b) If the Disputing Party makes a good faith Dispute based on inadequacy of information or inability to verify, and requests additional information pursuant to Section 2.8(a), the Disputing Party will be deemed to have withdrawn its Dispute Notice if the Disputing Party does not give the other Party notice of its further objections (which must be made in good faith) within 20 Business Days from the day on which the additional information is given to the Disputing Party in response to the Dispute.

     (c) Where either Party delivers a Dispute Notice, the Purchaser and the Vendor will work expeditiously and in good faith to resolve the Dispute within a period of 20 Business Days after the day on which the Disputing Party gives notice to the other of its Dispute. If the Parties do not resolve the Dispute within such period the Dispute will be resolved by final and binding arbitration before a senior chartered accountant who is a partner of the firm of KPMG LLP or if KPMG LLP is unable to act, of Grant Thornton LLP, or if Grant Thornton LLP is unable to act, BDO Dunwoody LLP, or if BDO Dunwoody LLP is unable to act, any other independent firm of chartered accountants agreed upon by the Parties (the "Arbitrator") conducted in Vancouver pursuant to the provisions of the International Commercial Arbitration Act (British Columbia). If the Parties cannot agree on procedure within five Business Days following the day of the appointment of the Arbitrator, the Arbitrator will develop an expeditious procedure for resolving the Dispute in his sole discretion. The Arbitrator will be requested to resolve the Dispute and deliver his written decision as to such items within 20 Business Days following referral of the matters to the Arbitrator.

     (d) If the Arbitrator is retained to determine a Dispute, the costs and expenses of the Arbitrator will be borne equally by the Vendor and the Purchaser. Each Party will bear its own costs in presenting its case to the Arbitrator.

     (e) If resolution or determination of any Dispute in accordance with this
     Section 2.8 occurs following the Closing Date, and such resolution or determination results in an adjustment to the Purchase Price paid by the Purchaser at Closing, such that amounts become owing by the Purchaser to the Vendor or amounts become refundable by the Vendor to the Purchaser, such amounts will be paid within five Business Days following such resolution or determination of the Dispute. Any payment made under this
     Section 2.8 will include interest at the rate of 5.11% per annum from and including the Closing Date to, but excluding, the date of payment.

Tax Returns

2.9 The Purchaser will cause the Target to deliver to the Vendor a draft of each Target Company's Income Tax return for the period ending on the Closing Date (or any period ending before the Closing Date if such return was not required to have been filed before the Closing Date) as soon as is reasonably practicable after completion thereof. The Vendor will have a reasonable period to approve such returns before the filing thereof, such approval not to be unreasonably withheld or delayed. Such tax returns for each Target Company will be prepared on a basis consistent with Income Tax returns filed by such Target Company for prior periods and the Closing Date Statements or the Adjusted Closing Date Statements, as applicable. The Purchaser will ensure that no tax return of any of the Target Companies for any period ending on or before the Closing Date is amended without the Vendor's prior written consent, such consent not to be unreasonably withheld or delayed.

Reimbursement of Vendor Paid Expenses

2.10 Upon request from the Purchaser from time to time after the Closing Date, the Vendor will, within 10 Business Days of receipt of the request, reimburse the Target for the amount of any Vendor Paid Expenses paid by the Target, or at the option of the Target, pay such amounts directly to the Person to whom such amounts are owed. The Purchaser will include with its request reasonable particulars of any such Vendor Paid Expense.

Reimbursement of Triggering Event Adjustment Amount

2.11 Within 10 Business Days of the end of the Triggering Event Adjustment Period, the Vendor will pay to the Purchaser the Triggering Event Adjustment Amount.

                                     PART 3

                         REPRESENTATIONS AND WARRANTIES

Representations and Warranties of the Vendor

3.1 The Vendor hereby represents and warrants to the Purchaser as set out in
Schedule 3.1.

Representations and Warranties of the Purchaser

3.2 The Purchaser hereby represents and warrants to the Vendor as set out in
Schedule 3.2.

                                     PART 4

              SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS
                               AND INDEMNIFICATION

Expiration of Representations, Warranties and Covenants of the Vendor

4.1 Subject to Section 10.5, the representations and warranties and covenants of the Vendor contained in this Agreement, or in any agreement, instrument or certificate executed and delivered by the Vendor pursuant hereto, will survive the Closing and, notwithstanding the Closing, will continue in full force and effect for the benefit of the Purchaser for a period of 18 months from the Closing Date other than:

     (a) any misrepresentation or breach of warranty under Section 1, Section 2 or Section 3 of Schedule 3.1, or in respect of the payments and indemnities described under Part 2 and Section 4.3(b) and Section 10.7 which will survive without limitation;

     (b) any misrepresentation or breach of warranty under Section 24 of
     Schedule 3.1, which will survive for the period ending 60 Business Days after the expiry of the period in which the applicable Government Authority may issue a notice of reassessment to the applicable Target Company in respect of the taxation year in respect of which the misrepresentation or breach relates; and

     (c) any misrepresentation or breach of warranty relating to environmental matters set out in Section 29 of Schedule 3.1, which representations and warranties will survive for a period of three years from the Closing Date; and

     (d) any misrepresentation or breach of warranty of the Vendor relating to silviculture in the last sentence of Section 30 of Schedule 3.1, which representation and warranty will survive for a period of nine months from the Closing Date;

and Section 4.3(d) will survive until the expiry of the survival period of the indemnity under Section 4.3(a), (b) or (c) in respect of which the Claim under
Section 4.3(d) is made.

Expiration of the Representations, Warranties and Covenants of the Purchaser

4.2 Subject to Section 10.5, the representations and warranties and covenants of the Purchaser contained in this Agreement, or in any agreement, instrument or certificate executed and delivered pursuant hereto, will survive the Closing and, notwithstanding the Closing, will continue in full force and effect for the benefit of the Vendor for a period of eighteen months from the Closing Date other than any misrepresentation or breach of warranty under Section 1 or
Section 3 of Schedule 3.2 or in respect of the payments and indemnities described under Part 2 and Section 4.3(c), 6.4, 9.8, 9.9, 9.12 and 10.7, which matters will survive without limitation and Section 4.3(d) will survive until the expiry of the survival period of the indemnity under Section 4.3(a), (b) or
(c) in respect of which the Claim under Section 4.3(d) is made.

Indemnity

4.3 Each Party (the "Indemnifying Party") will, to the extent not reflected in the Closing Date Net Worth or otherwise taken into account in determining the Purchase Price or any other amount payable by the Vendor to the Purchaser hereunder, indemnify and save harmless the other Party (the "Indemnified Party") of and from any loss whatsoever suffered by the Indemnified Party arising out of, under or pursuant to

     (a) any misrepresentations by, or breach of any warranty or covenant of, the Indemnifying Party contained in this Agreement;

     (b) in the case of the Vendor, in favour of the Purchaser,

          (i) any liabilities of the Target Companies that arise, and any losses or diminution of value (including reduction or impairment of positive tax attributes but only to the extent such attributes would otherwise have been available to the Target Companies after Closing) suffered by the Target Companies, as a result of the activities of the Finance Company or in respect of the Finance Company Reorganization; and

          (ii) subject to Section 2 of Part 3 of the Disclosure Statement, the amount, if any, by which

               (A) the total amounts paid by any of the Target Companies after the Closing Date on account of retroactive wages or benefit entitlements for periods ending before the Closing Date pursuant to any collective agreement that is not in force and effect as at the Closing Date and which is entered into by the Target Company after the Closing Date which replaces or extends a collective agreement which expires or has expired before the Closing Date exceeds

               (B) the Wages and Benefits Accrual;

          (iii) the amount, if any, by which

               (A) the amount of any anti-dumping and countervailing duties for periods ending before the Closing Date finally determined by the applicable Government Authority, without further right of appeal, to be payable by the Target Companies with respect to the import of Canadian softwood lumber into the United States exceeds

               (B) the amounts accrued on the books and records of, or deposited or paid by, the Target Companies in respect of periods ending before the Closing Date pursuant to anti-dumping and countervailing orders by the U.S. Department of Commerce with respect to the import of Canadian softwood lumber into the United States;

          (iv) subject to Section 4.16 and Section 9.9(b) and except to the extent a liability arises as a result of the Purchaser's breach of
          Section 9.11, any liabilities incurred by any of the Target Companies in connection with the termination of the Phantom Plan other than

               (A) any liabilities incurred by any of the Target Companies in connection with an obligation to make payments to a Participant (as defined in the Phantom Plan) under the Phantom Plan, and

               (B) Taxes that would have been incurred, or become payable, in connection with the payment of benefits pursuant to the terms of the Phantom Plan in effect on the Execution Date;

          (v) any penalties or interest applicable to any Taxes payable, as a consequence of the termination of the Phantom Plan, by an employee of any of the Target Companies participating in the Phantom Plan who has not died, retired or terminated employment prior to the date of termination of the Phantom Plan (the "Termination Date") in respect of any calendar year ending prior to the calendar year in which the Termination Date occurs, except to the extent that any such liability arises as a result of the Purchaser's breach of Section 9.11;

          (vi) any Taxes payable by the Target Companies as a consequence of the termination of the Phantom Plan in respect of any taxation year of the Target Companies ending prior to the Termination Date, except to the extent that any such liability arises as a result of the Purchaser's breach of Section 9.11;

          (vii) any Taxes that any of the Target Companies is required to pay as a result of a determination that any of the expenses that formed part of the calculation of the Vendor Paid Expenses were not currently deductible expenses of the Target Companies for the purposes of the Tax Act;

          (viii) any interest or penalties claimed by CRA from the Purchaser as a consequence of its failure to remit any amount to the Receiver General as a result of the Purchaser's reliance on a Comfort Letter as contemplated under Section 2.4(e); and

          (ix) any amounts paid by the Target Companies in respect of Taxes for the period ending on the Closing Date to the extent not reflected on the Closing Date Balance Sheet;

     (c) in the case of the Purchaser, in favour of the Vendor, the amount, if any, by which

          (i) the Wages and Benefits Accrual

     exceeds

          (ii) the total amounts paid by any of the Target Companies after the Closing Date on account of retroactive wages or benefit entitlements for periods ending before the Closing Date pursuant to any collective agreement that is not in force and effect as at the Closing Date and which is entered into by the Target Company after the Closing Date which replaces or extends a collective agreement which expires or has expired before the Closing Date; and

     (d) all actual out-of-pocket costs and expenses (including reasonable legal and accounting fees) in respect of the foregoing,

except that the obligations of the Indemnifying Party to indemnify the Indemnified Party pursuant to this Section 4.3 will expire at the end of the period described in Section 4.1 or Section 4.2, if applicable, unless, before the expiration of such period, a demand for indemnification (a "Claim") is made in accordance with this Part 4 and is diligently pursued by the Indemnified Party against the Indemnifying Party, in which case the obligation of the Indemnifying Party in respect of the Claim will continue to survive until the Claim is satisfied or extinguished. For the purposes of Section 4.3(b)(ii)(A) and Section 4.3(c)(ii) notwithstanding that the amounts of retroactive wages and benefit entitlements may be specifically allocated under the applicable collective agreement to a particular period, such amounts will be allocated in the same proportion that the number of days between the retroactive effective date of the applicable collective agreement and the Closing Date bears to the entire term of the collective agreement.

Limitations On Indemnity

4.4 (a) Subject to Section 4.5, no Claim by the Indemnified Party for indemnity under Section 4.3 may be made by the Indemnified Party unless:

          (i) the amount of an individual Claim exceeds $500,000 (each a "Threshold Claim");

          (ii) the aggregate amount of all Threshold Claims exceeds $5,000,000, in which case the Indemnified Party will only be liable for the aggregate amount of all Threshold Claims in excess of $5,000,000, and

          (iii) the aggregate amount of all Threshold Claims and all Claims not subject to the limitations set forth in Section 4.4(a)(i) and Section 4.4(a)(ii) made by the Indemnified Party does not exceed $1,350,000,000.

     (b) No Claim may be made by the Purchaser for any misrepresentation or breach of warranty of the Vendor if

          (i) such misrepresentation or breach has been cured on or before the Closing Date; or

          (ii) the Vendor has made disclosure in Parts 1 or 2 of the Disclosure Statement or there has been deemed disclosure of the event, condition or occurrence which would otherwise constitute a misrepresentation or breach of warranty, on or before the Interim Disclosure Date; or

          (iii) the Vendor has made disclosure or there has been deemed disclosure on or before the Closing Date of the event, condition or occurrence which would otherwise constitute a misrepresentation or breach of warranty on or before the Closing Date, if such event, condition or occurrence which would otherwise constitute a misrepresentation or breach of warranty was not known by the Vendor as of the Interim Disclosure Date.

Exceptions to Limitations

4.5 The limitations set forth in Section 4.4(a)(i) and Section 4.4(a)(ii) will not apply to:

     (a) Claims by the Purchaser for misrepresentation or breach of warranty under Section 1, Section 2, Section 3 or Section 24 of Schedule 3.1;

     (b) Claims by the Purchaser under Section 4.3(b);

     (c) Claims by the Vendor under Section 4.3(c), Section 6.4, Section 9.8,
     Section 9.9 or any breach of Section 9.12;

     (d) Claims by the Vendor for misrepresentation or breach of warranty under
     Section 1 or Section 3 of Schedule 3.2; or

     (e) Claims by the Vendor or the Purchaser for the breach by the other Party of any of its obligations to make payments hereunder other than pursuant to an indemnity.

No Special Damages

4.6 No Indemnifying Party will have any obligation to indemnify and save harmless the Indemnified Party for consequential damages, special damages, incidental damages, indirect damages, lost profits, unrealized expectations or similar items.

Notice of Claim

4.7 In the event that an Indemnified Party will become aware of any information, facts or circumstances that could reasonably form the basis of a Claim by the Indemnified Party hereunder, the Indemnified Party will promptly, but in each case no later than 15 Business Days after becoming so aware, give notice thereof to the Indemnifying Party. If, through no fault of the Indemnifying Party, the Indemnifying Party does not receive such notice in time to effectively contest the determination of any potential liability, then the liability of the Indemnifying Party to the Indemnified Party under this Part 4 will be reduced by the amount of any loss incurred by the Indemnifying Party resulting from the Indemnified Party's failure to give such notice on a prompt basis. Such notice will specify whether the potential liability arises as a result of a claim by a Person against the Indemnified Party (a "Third Party Claim") or whether the claim does not so arise (a "Direct Claim"), and will also specify with reasonable particularity (to the extent that the information is available) the factual basis for the claim and the amount of the claim, if known.

Direct Claims

4.8 Following receipt of notice from the Indemnified Party of a Direct Claim, the Indemnifying Party will have 45 Business Days to make such investigation of the Direct Claim as it considers necessary or desirable. For the purpose of such investigation, the Indemnified Party will make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Direct Claim, together with all such other information as the Indemnifying Party may reasonably request. If both Parties agree at or prior to the expiration of such period (or any mutually agreed upon extension thereof) to the validity and amount of such Direct Claim, the Indemnifying Party will immediately pay to the Indemnified Party the full agreed upon amount of the Claim, failing which the matter will be determined by a court of competent jurisdiction.

Control of Third Party Claims

4.9 With respect to any Third Party Claim, the Indemnifying Party will have the right, at its expense, to participate in or assume control of the negotiation, settlement and defence of the Third Party Claim. If the Indemnifying Party elects to assume such control, the Indemnified Party will have the right to participate in the negotiation, settlement and defence of such Third Party Claim and to retain counsel to act on its behalf, provided that the fees and disbursements of such counsel will be paid by the Indemnified Party. If the Indemnifying Party, having elected to assume such control, thereafter fails to defend the Third Party Claim within a reasonable time, the Indemnified Party will be entitled to assume such control, and the Indemnifying Party will be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim. At any time after the Indemnifying Party has assumed control of a Third Party Claim under this Section 4.9, the Indemnified Party may assume exclusive control of the Third Party Claim and the Indemnifying Party will thereupon be released by the Indemnified Party from any liability with respect thereto with no further action required by the Parties.

Settlement of Third Party Claims

4.10 Provided that notice has been duly given in accordance with Section 4.7, if the Indemnifying Party fails to assume control of the defence of any Third Party Claim, the Indemnified Party will have the exclusive right to contest, settle or pay the amount claimed. If the Indemnifying Party assumes control of the negotiation, settlement or defence of any Third Party Claim, the Indemnifying Party will not settle any Third Party Claim without the written consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed; provided, however, that the liability of the Indemnifying Party will be limited to the proposed settlement amount if any such consent is not obtained for any reason.

Cooperation

4.11 The Indemnified Party and the Indemnifying Party will cooperate fully with each other with respect to Third Party Claims and will keep each other advised with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available). The Indemnified Party will provide to the Indemnifying Party full and complete disclosure and complete access to and right of inspection, by the Indemnifying Party's representatives, of all documents and records in the possession or control of the Indemnified Party relating to the subject matter of any Claim.

Subrogation

4.12 In the event that an Indemnified Party has a right of recovery against any third party with respect to any Third Party Claim or Direct Claim in connection with which a payment is made to such Indemnified Party by an Indemnifying Party, then:

     (a) such Indemnifying Party will, to the extent of such payment, be subrogated to all of the rights of recovery of such Indemnified Party against such third party with respect to such Third Party Claim or Direct Claim; and

     (b) such Indemnified Party will execute all documents reasonably required and take all action necessary to secure such rights, including the execution of such documents as are reasonably necessary to enable such Indemnifying Party to bring suit to enforce such rights.

Claims to be Net of Insurance and Net Tax Consequences

4.13 The amount of any Claim of any Indemnified Party will be determined after taking into account any insurance proceeds and any other amounts (including Taxes) recovered from other Persons in respect of the subject of such Claim and the present value of related net Tax consequences (including Tax credits and deductions), using a discount rate that is reflective of the degree of uncertainty relating to such Tax consequences and the then-prevailing level of interest rates (such discount rate to be agreed between the Purchaser and the Vendor within 10 Business Days, failing which to be determined by the Arbitrator pursuant to Section 2.8). The Indemnified Party will account to the Indemnifying Party for any insurance proceeds and other amounts recovered (other than Taxes and Tax benefits) relating to a Claim which are recovered or realized by the Indemnified Party subsequent to the determination of that Claim as provided herein, to the extent that such Claim has been satisfied in an amount which did not reflect any subsequently recovered or realized amount. The Indemnified Party will use its commercially reasonable efforts to obtain such insurance proceeds, other amounts recovered and Tax consequences.

Additional Provisions for Environment Matters

4.14 Any Claim by the Purchaser for misrepresentation or breach of warranty under Section 29 of Schedule 3.1 with respect to any investigation, remediation or containment of Contaminants that are present on or before the Closing Date (each, a "Remediation"), in any environmental media on or under or migrating from any property owned, leased, licensed, used or controlled by any Target Company on or before the Closing Date will be subject to the following additional provisions and limitations:

     (a) The Vendor will only be required to indemnify and save harmless the
     Purchaser:

          (i) if the Remediation is required pursuant to, or in order to avoid a fine or penalty under, an applicable Environmental Law as at the Due Diligence Satisfaction Date;

          (ii) to the extent that such Remediation is conducted using reasonably cost effective methods that are reasonably available for such Remediation consistent with applicable Environmental Law taking into account the adverse impact of involuntary downtime for operations being conducted at the site of the Remediation; and

          (iii) to the extent that the losses by the Purchaser incurred in connection with a Remediation are in excess of the losses that would be incurred for a Remediation according to the Applicable Remediation Standard, the Vendor will have no obligation to indemnify the Purchaser for such excess losses.

     (b) If the costs of Remediation that is subject to an indemnity by the Vendor hereunder are increased due to an act or omission (after the Closing) by a Person (other than the Vendor or an agent, representative or contractor of the Vendor), the Vendor will not be responsible for any such increase in costs incurred. The Vendor will not be responsible for any increased costs or increased losses to the extent they arise by reason of a material change in the operations of the Target Companies immediately prior to the Closing Date.

     (c) The Vendor will have the right to control the management of any Remediation at the relevant property subject to indemnification by the Vendor pursuant to this Agreement, including the control of discussions with Government Authorities relating to the scope of any such Remediation as further described in this Section
     4.14. The Vendor will notify the Purchaser, within 15 Business Days of receipt of notice of the Purchaser's Claim for indemnification for such matter, that (i) it intends to undertake such control or (ii) more information is needed from the Purchaser before the Vendor can reasonably determine that the Purchaser's Claim is subject to indemnification pursuant to this Agreement. The Purchaser will promptly respond to such requests for information and, within 10 Business Days of receipt of such information, the Vendor will notify the Purchaser as to whether it will control the Remediation. Prior to a determination by the Vendor that it will control any Remediation under this Section 4.14, the Purchaser will take only those actions necessary to comply with applicable Environmental Laws to address conditions that pose an immediate environmental or health risk or other immediate and material risk.

     (d) In controlling a Remediation pursuant to this Section 4.14, the Vendor will

          (i) retain a qualified independent environmental consultant;

          (ii) comply with all applicable Laws, including all applicable Environmental Laws;

          (iii) provide copies to the Purchaser of all notices, correspondence, draft reports, submissions, work plans and final reports and will provide the Purchaser a reasonable opportunity (at the Purchaser's own expense) to comment on any submissions the Vendor proposes to deliver or submit to the appropriate Government Authority prior to said submission.

     The Purchaser may, at its own expense, hire its own consultants, contractors, lawyers or other professionals to monitor the Remediation, including any field work undertaken by the Vendor, and the Vendor will provide the Purchaser with the results of all such field work. Notwithstanding the above, the Purchaser will not take any actions that will unreasonably interfere with the Vendor's control of the Remediation. The Vendor will undertake any such work required herein in a manner designed to minimize any disruption, to the greatest extent reasonably possible, with the conduct of operations of the Purchaser. The Purchaser will allow the Vendor reasonable access to conduct any of the work contemplated herein and will fully cooperate with the Vendor in the performance of the Remediation, including providing the Vendor with reasonable access to employees and documents as necessary.

     (e) If the Vendor declines to control a Remediation hereunder, the Purchaser will be entitled to control thereof. In controlling a Remediation pursuant to this Section 4.14, the Purchaser will

          (i) retain a qualified independent environmental consultant;

          (ii) comply with all applicable Laws, including all applicable Environmental Laws; and

          (iii) provide copies to the Vendor of all notices, correspondence, draft reports, submissions, work plans and final reports and will provide the Vendor a reasonable opportunity (at the Vendor's own expense) to comment on any submissions the Purchaser proposes to deliver or submit to the appropriate Government Authority prior to said submission.

     The Vendor may, at its own expense, hire its own consultants, contractors, lawyers or other professionals to monitor the Remediation, including any field work undertaken by the Purchaser, and the Purchaser will provide the Vendor with the results of all such field work. Notwithstanding the above, the Vendor will not take any actions that will unreasonably interfere with the Purchaser's performance of the Remediation. The Vendor's decision to allow the Purchaser to control the Remediation hereunder will not limit or expand any obligation the Vendor may have to indemnify the Purchaser pursuant to this Agreement.

Additional Provisions for Tax Matters

4.15 Notwithstanding any other provision in this Agreement, any Claim by the Purchaser for misrepresentation or breach of warranty under Section 24 of
Schedule 3.1 (a "Tax Claim") will be subject to the following additional provisions and limitations:

     (a) the Purchaser will give prompt notice to the Vendor of any proposed assessment or reassessment, notice of assessment, or notice of re-assessment received from a Tax Authority or any other matter that may give rise to a Tax Claim (each, a "Tax Issue") and will not enter into discussions or negotiations with any applicable Government Authority administering Taxes (each, a "Tax Authority") with respect to, or settle or compromise, any Tax Issue without the Vendor's consent, not to be unreasonably withheld or delayed;

     (b) the Vendor will, within 20 Business Days after the day of receipt of notice from the Purchaser under Section (a) of a Tax Issue or, if later, at least five Business Days before the time that any Taxes in respect of which a Tax Claim by the Purchaser against the Vendor would arise ("Excess Taxes") are due, pay to the Purchaser an amount equal to all Excess Taxes owing, or alleged by the Tax Authority to be owing, as a result of the Tax Issue but not exceeding the amount of the related Tax Claim. The Vendor will be entitled to forward amounts directly to the Tax Authority on behalf of the Vendor on account of the Tax Issue. The Purchaser will preserve for the Vendor any rights of appeal or contestation related to the Tax Issue available under applicable Law;

     (c) the Vendor will have the right, at its expense, to appeal any Tax Issue and to represent the interests of the Target Companies in any administrative or court proceeding (each, a "Proceeding") relating to the taxation years of any of the Target Companies ending on or before the Closing or with respect to any matter that may give rise to a Tax Claim and to control the conduct of such Proceeding, including discussions, negotiations, settlement, compromise or other disposition thereof except that the Vendor may not, without the written consent of the Purchaser, not to be unreasonably withheld or delayed, settle or compromise Taxes or Tax Issues in respect of any matter that may affect liability for Taxes of any of the Target Companies for any period following the Closing;

     (d) upon final resolution of such Proceeding, the Purchaser will pay to the Vendor the amount, if any, by which the amount paid by the Vendor under
     Section 4.15(b) exceeds the amount of the Tax Claim as finally determined, plus the after tax amount of interest or other amount received by, or credited to, a Target Company in respect of such amount;

     (e) the Vendor's obligation to indemnify the Purchaser for Excess Taxes will not extend to Excess Taxes that arise as a direct result of the Purchaser or any of the Target Companies, at any time after the Closing Date,

          (i) filing any amended return of Taxes;

          (ii) the making of elections or designations other than at the request of the Vendor under Section 5.13; or

          (iii) signing any waiver or other document or instrument extending the period within which a Tax Authority may issue a notice of assessment or reassessment,

     in either case for any taxation year of the Target ending on or before the Closing;

     (f) the Purchaser will, and will cause the Target Companies to, cooperate with any reasonable requests of the Vendor for information and assistance in relation to any Tax Issue or Proceeding and permit the Vendor during normal business hours to inspect and make copies, at its expense, of relevant books and records, and provide cooperation, including attendance at the offices of the relevant Tax Authority or at any appeal or other Proceeding related to any Tax Issue (and the Purchaser will have the right to be represented, at its expense, at all Proceedings) and make any objection, appeal or other action relating to a Tax Issue that the Vendor requests, acting reasonably. The Purchaser agrees to cause the Target Companies to execute or cause to be executed any document necessary, reasonable and appropriate to enable the Vendor to so defend, object, oppose or contest;

     (g) the Vendor is not responsible for any payments that would otherwise be payable hereunder to the extent the liability for Taxes is attributable to the refusal, delay or neglect of the Purchaser to observe and perform its obligations hereunder.

Limitation re Applicable Plans

4.16 (a) The Purchaser acknowledges and agrees that notwithstanding Section 3.1 and Schedule 3.1, but subject to Section 4.16(b), the Vendor will not have any obligation or liability to the Purchaser or any of the Target Companies or any Plan Beneficiary with respect to any funding deficit, future funding or contribution obligation or other unfunded obligation under any Applicable Plan.

     (b) Section 4.16(a) will not relieve the Vendor of its obligations under
     Section 5.7.

     (c) In this Section 4.16,

          (i) "Applicable Plan" means an Employee Plan included in the table showing the funding or financial status of the long-term pension and benefit plans as at December 31 included in Note 9 of the Financial Statements; and

          (ii) "Plan Beneficiary" means any current, former or future employee of any Target Company or any predecessor thereto who may become, is or was, entitled to a payment or benefit under any Employee Plan and any other Person claiming through such current, former or future employee.

Exclusive Remedy

4.17 The provisions of this Part 4 will be the Parties' exclusive remedies with respect to any claim for breach of any covenant, representation, warranty or other provision of this Agreement or any agreement, instrument or certificate executed and delivered pursuant to this Agreement (other than a claim for specific performance or injunctive relief) with the intent that all such claims will be subject to the limitations and other provisions contained in this Part 4.

                                     PART 5

                            COVENANTS OF THE PARTIES

Investigation of Business

5.1 During the period from the date hereof to the Closing Date, subject to Section 5.2, the Vendor will:

     (a) ensure that the Target Companies will provide reasonable access to, and permit the Purchaser, through its representatives, to make such investigation of, the Business and the Target Companies and their respective assets, liabilities, condition (financial or otherwise), claims, obligations, operations, results of operations or legal or regulatory status or affairs as the Purchaser reasonably deems necessary or advisable;

     (b) ensure that the Target Companies will produce for inspection and provide copies to the Purchaser of

          (i) the documents or instruments referred to in the body of, or in any of the attachments to, this Agreement, or in the Disclosure Statement,

          (ii) the documents, instruments, databases, books and records relating to the matters described in Section (a),

          (iii) other information that, in the reasonable opinion of the Purchaser or its representatives, is required in order to make an examination of such matters; and

          (iv) interim quarterly financial statements for any quarter ending during the Interim Period as reviewed by the Target's auditors to the extent that any such review is requested and undertaken at the Purchaser's expense;

     (c) ensure that the Purchaser and its representatives will have reasonable access to the management and other employees and consultants of the Target Companies for the purposes described in Section (a) and Section (b) and, subject to applicable Law, for the purposes of planning for post-Closing management and workforce integration;

during normal business hours and in a manner that is not disruptive to the conduct of the business and affairs of the Target Companies.

Conditions of Disclosure

5.2 Neither the Vendor nor the Target Companies will have the obligation to disclose or otherwise make available to the Purchaser any information pursuant to Section 5.1 where such disclosure would result in the loss of privilege (except where the potential harm of losing such privilege is not material to the Vendor or the Target Companies), be contrary to Law, including the Competition Act, or result in the breach of any material agreement to which any Target Company or the Vendor is a party or by which it is bound, except that the Vendor will take reasonable commercial steps to provide disclosure in such form as may be permitted under such Laws or agreements, including reviews by third parties under conditions that will permit disclosure. All disclosure under Section 5.1 will be subject to the Confidentiality Agreement. Except for the purposes of facilitating and obtaining Canadian Competition Satisfaction and the Designated Regulatory Approvals, seeking the satisfaction described in Section 7.1(h), or undertaking searches of publicly available information, the Purchaser will not make any enquiries of any Government Authorities without the prior written consent of the Vendor, not to be unreasonably withheld or delayed. To the extent reasonably practicable and, subject to the foregoing, the Parties will coordinate and will regularly report on any enquiries made by either of them to Government Authorities with respect to the transactions contemplated under this Agreement.

Personal Information

5.3 Each Party agrees that it will comply with Applicable Privacy Laws in the course of collecting, using and disclosing Personal Information in connection with the transactions contemplated by this Agreement. The Purchaser will collect, use and disclose Personal Information prior to Closing only for purposes related to the transactions contemplated by this Agreement and will only use Personal Information necessary to determine whether to proceed with such transactions in connection with its due diligence review under Section 5.1 and, if it does not elect to terminate this Agreement as provided herein, for the completion of such transactions. If the Purchaser proceeds with the transactions contemplated by this Agreement, the Purchaser agrees that Personal Information obtained as a result of such transactions will not be used or disclosed following the Closing for purposes other than for which such Personal Information was collected, except with the consent of the individuals to whom such Personal Information relates or as permitted or required by applicable Law. The Purchaser will not disclose Personal Information to any Person other than to its employees, officers, consultants and advisors ("Representatives") who are evaluating and advising on the transactions contemplated by this Agreement. The Purchaser will protect and safeguard the Personal Information against unauthorized collection, use or disclosure, as provided by Applicable Privacy Laws. The Purchaser will cause its Representatives to observe the terms of this
Section 5.3 and to protect and safeguard Personal Information in their possession. If the Vendor or the Purchaser terminates this Agreement as provided herein, the Purchaser will promptly deliver to the Vendor all Personal Information collected under Section 5.1 or otherwise in connection with this Agreement, including all copies, reproductions, summaries or extracts in its possession or in the possession of any of its Representatives.

Disclosure Statement

5.4 (a) The Vendor will promptly make reasonable inquiries and investigations in order to identify any exceptions to the Target R&W's that are not already included in the Disclosure Statement (the "Part 2 Exceptions") and on or before the Interim Disclosure Date, will revise and deliver to the Purchaser the Disclosure Statement by including the Part 2 Exceptions therein.

     (b) If, after the Interim Disclosure Date and before the Closing Date (the "Final Disclosure Date"), the Vendor becomes aware of any fact or condition that causes any of the representations and warranties of the Vendor set out in Schedule 3.1 (as modified by Parts 1 and 2 of the Disclosure Statement or this Section 5.4(b)) to be untrue or incorrect, the Vendor will promptly notify the Purchaser of such facts or conditions ("Vendor Closing Exceptions").

          Notwithstanding anything to the contrary contained herein,

          (i) no such disclosure made before the Interim Disclosure Date, and

          (ii) no such disclosure made between the Interim Disclosure Date and the Final Disclosure Date of any fact or condition which was not known by the Vendor on the Interim Disclosure Date will constitute a misrepresentation or breach by the Vendor of any of its representations and warranties under Schedule 3.1.

     (c) Part 2 of the Disclosure Statement and any notice given by the Vendor to the Purchaser under Section 5.4(b) will include particulars that are sufficient to permit the Purchaser to identify the subject matter thereof and each exception to a representation or warranty will identify the specific representation or warranty of which it is an exception.

Notice of Certain Matters

5.5 The Purchaser will notify the Vendor if it has acquired knowledge of any inaccuracy in, or breach of, any representation, warranty, covenant or agreement of the Vendor set forth in this Agreement, or any agreement, instrument or certificate executed and delivered by the Vendor pursuant to this Agreement (as modified by Parts 1 and 2, as applicable, of the Disclosure Statement or pursuant to Section 5.4(b)), promptly upon acquiring knowledge of any such matter. Any such matter of which the Purchaser becomes aware on or before the Interim Disclosure Date will be deemed disclosed by the Vendor in Part 2 of the Disclosure Statement and will not be subject to the Vendor's obligations of indemnity under Section 4.3. Any such matter of which the Purchaser becomes aware after the Interim Disclosure Date and on or before the Final Disclosure Date (the "Purchaser Closing Exceptions") will not be subject to the Vendor's obligations of indemnity under Section 4.3 except as it relates to Section 24 of
Schedule 3.1 or except if such matter was within the knowledge of the Vendor on the Interim Disclosure Date. As used in this Section 5.5, "knowledge" with respect to the Purchaser will mean the knowledge of any officer of the Purchaser. The Purchaser will use commercially reasonable efforts to give the notice described in Section (ii) of the definition of the "Interim Disclosure Date" to the Vendor not less than four Business Days and in any event, will provide such notice not less than one full Business Day before the day described in Section (ii) of the definition of the "Due Diligence Satisfaction Date".

Preliminary Prospectus

5.6 The Purchaser will give the Vendor at least four Business Days' notice before filing any preliminary prospectus in connection with the Purchaser's financing contemplated by Section 7.1(f). The Purchaser will also provide the Vendor a reasonable opportunity to review and comment on such prospectus during its preparation. Subject to Section 5.2, the Vendor will, and will cause the Target to, provide all such information concerning the Target Companies as the Purchaser may reasonably require in the preparation of the prospectus and authorize the use of such information in the prospectus except that neither the Vendor nor any Target Company will have any liability to the Purchaser with respect to any such information.

Conduct Prior to Closing (Target)

5.7 Without in any way limiting any other obligations of the Vendor hereunder, except as contemplated hereunder or in connection with the Finance Company Reorganization or any Permitted Payment, or with the prior written consent of the Purchaser, not be unreasonably withheld or delayed, during the Interim
Period:

     (a) Conduct of Business - the Vendor will cause the Target Companies to conduct the Business and the operations and affairs of the Target Companies only in the ordinary and normal course of business consistent with their past practice, and the Vendor will not permit any Target Company to enter into any transaction or refrain from doing any action that, if effected before the date of this Agreement, would constitute a breach of any representation, warranty, covenant or other obligation of the Vendor contained herein, or would constitute a Prohibited Activity;

     (b) Continuance of Insurance - the Vendor will cause the Target Companies to use their commercially reasonable efforts to continue and maintain in full force and effect all of the Target Companies' policies of insurance or renewals thereof now in effect and will give all notices and present all claims under all policies of insurance in a due and timely fashion;

     (c) Permitted Payment - the Vendor will use its good faith efforts to cause the Target not to make any Permitted Payments which would result in a Net Worth Negative Adjustment Amount;

     (d) Maintenance of Business Assets - the Vendor will cause the Target Companies to use their commercially reasonable efforts to maintain the Business Assets to their current condition consistent with past practice of the Target Companies;

     (e) Discharge Liabilities - the Vendor will cause the Target Companies to pay and discharge the liabilities of the Target Companies in the ordinary course of their business in accordance and consistent with past practice of the Target Companies, except those contested in good faith by any Target Company;

     (f) Corporate Action - the Vendor will use its commercially reasonable efforts to take and cause the Target to take, all necessary corporate action, steps and proceedings to complete the transfer of the Purchased Share to the Purchaser and to cause all necessary meetings of directors and shareholders of the Target and directors of the Vendor to be held for such purpose;

     (g) Provide Assistance - the Vendor will, and will cause the Target Companies and their respective counsel and auditors to provide, to the Purchaser such information and financial data concerning the Target as is set out in Schedule 5.7(g) on or before the dates set out in such schedule;

     (h) Satisfy Conditions - the Vendor will use its commercially reasonable efforts, and will cause the Target Companies to use their commercially reasonable efforts, to satisfy the conditions contained in Section 8.2 and
     Section 8.3;

     (i) Labour Negotiations - the Vendor will cause the Target, to provide to the Purchaser, in a timely manner from time to time, all relevant information concerning any ongoing labour negotiations.

Delivery of Authorizing Documentation

5.8 Each Party will, at Closing, deliver to the other Party a certified copy of a resolution of its board of directors authorizing such Party's execution, delivery and performance of this Agreement.

Purchaser's Conduct Prior to Closing

5.9 Without in any way limiting any other obligations of the Purchaser hereunder, during the Interim Period:

     (a) Corporate Action - the Purchaser will use its commercially reasonable efforts to take and cause its Affiliates to take all necessary corporate action, steps and proceedings to complete the purchase of the Purchased Share from the Vendor;

     (b) Satisfy Conditions - the Purchaser will use its commercially reasonable efforts to satisfy the conditions contained in Section 8.1 and Section 8.3; and

     (c) Reasonable Efforts regarding Certain Termination Rights - the Purchaser will use its commercially reasonable efforts to (i) obtain the financing commitments contemplated by Section 7.1(f) and (ii) obtain Canadian Competition Satisfaction and the satisfaction contemplated by
     Section 7.1(h), on or before the dates specified in such sections.

Competition Act Filing

5.10 The Parties will

     (a) file, on a confidential basis, with respect to the transaction contemplated by this Agreement, not later than 30 days after the Execution Date, a short-form pre-merger notification (which may be filed in separate parts) pursuant to and in compliance with the Competition Act and a request for advice from the Commissioner of Competition that she does not intend to make application under Section 92 of the Competition Act with respect to the transactions proposed under this Agreement; and

     (b) promptly furnish any additional information requested of it under such Act.

If the Vendor fails to file its portion of the notification within the period contemplated herein, the Purchaser's obligation to file will be extended to the date on which the Vendor completes such filing.

Investment Canada Act Filing

5.11 The Purchaser will file, on a confidential basis, with respect to the transaction contemplated by this Agreement, within 20 days after the Execution Date, an application for review pursuant to Section 17 of the Investment Canada Act and promptly furnish any additional information required of it under that Act and the Vendor will, and, subject to Section 5.2, will cause the Target Companies to, promptly furnish to the Purchaser any information concerning the Target Companies that is reasonably requested by the Purchaser.

Collection of Pre-Closing Date Duty Refunds

5.12 The Purchaser will cause the Target Companies to use their commercially reasonable efforts, in a manner consistent with the Purchaser's own efforts, to maximize the amount of, and collect, refunds, returns, credits or reimbursement in whole or in part to the Target Companies of Duties paid by any of them without regard for whether they relate to periods before or after the Closing Date, including seeking administrative reviews by the applicable Government Authority of the relevant entries. If any Pre-Closing Date Duty Refunds are received by any of the Target Companies after the Closing Date, the Purchaser may deduct from the Duty Refund Amount otherwise payable in respect thereof an amount that will result in the total amounts deducted under this Section 5.12 to such date being equal to the Duty Expense Amount calculated as at the date the Pre-Closing Date Duty Refunds are received by the Target Company. Nothing in this Section 5.12 will in any way limit the Purchaser's right to pursue any course of action, or to enter into any negotiation, settlement or compromise, with respect to the subject matter of the dispute giving rise to the payment of Duties, or any matter related thereto, that the Purchaser determines is in its interest to do as long as it does not intentionally discriminate between Duties paid by the Target Companies before the Closing Date and those paid after the Closing Date or between Duties paid by the Purchaser or any of its Affiliates and those paid by any of the Target Companies in respect of lumber produced in the same Province and otherwise where recovery of such Duties is based on substantially similar circumstances.

Elections and Designations

5.13 After the Closing, the Purchaser will cause the Target, at the request and expense of the Vendor, to prepare and file an election under subsection 93(1) of the Tax Act in respect of the Finance Company Reorganization designating such amounts as the Vendor will specify and subject to the consent of the Purchaser (which consent is not to be unreasonably withheld) to prepare and file any such other elections or designations with respect to Taxes, and take all necessary corporate action, steps or proceedings necessary or desirable as requested by the Vendor, in connection with the Finance Company Reorganization.

                                     PART 6

                               PRE-CLOSING MATTERS

Loss Before Closing

6.1 If, during the Interim Period, the Vendor becomes aware of any loss of, or destruction or damage to, any of the Business Assets, or any third party claims against any Target Company for which any insurance policy held by the Vendor provides coverage of such Target Company, the Vendor will promptly advise the Purchaser and, at the expense of the Target Company, but subject to Section 6.3 and Section 6.4,

     (a) if it is able to do so in a commercially reasonable manner before Closing, make and, until Closing, diligently pursue a claim under the policy in respect of the destruction, loss, damage or claim or, if applicable, defend the third party claim; and

     (b) hold any insurance proceeds received by the Vendor before or after Closing in respect of the destruction, loss, damage or claim for the benefit of the Target Company, and pay such proceeds promptly on receipt to the Target Company after deducting any amounts owed to it under Section 6.3 or Section 6.4.

After Closing, the Vendor will, at the expense of the Target Company, provide its reasonable cooperation to the Target Company in the pursuit of any claim.

Claim After Closing

6.2 If, during the Interim Period, any loss of, or destruction or damage to, any of the Business Assets occurs or a third party claim is made against any Target Company for which any insurance policy held by the Vendor provides coverage for the Target Company and for which no claim is filed before Closing as contemplated by Section 6.1, the Vendor will, at the expense of the Target Company, but subject to Section 6.3 and Section 6.4,

     (a) cooperate with the Target Company in filing a claim under the policy in respect of the destruction, loss, damage or claim, and in the pursuit of the claim, and, if applicable, in defending the third party claim, and

     (b) hold any insurance proceeds received by the Vendor in respect of the destruction, loss, damage or claim for the benefit of the Target Company and pay such proceeds promptly on receipt to the Target Company after deducting any amounts owed to it under Section 6.3 or Section 6.4.

After Closing, the Vendor will, at the expense of the Target Company, provide its reasonable cooperation to the Target Company in the pursuit of the claim.

Reimbursement

6.3 If any third party claim is made under policies of insurance as contemplated by Section 6.1 or Section 6.2 and any of the Target Companies and the Vendor (including any of its subsidiaries) is a party to the third party claim, any insurance proceeds recovered in respect of the claim will be applied, firstly, to reimburse the Vendor for the costs of pursuing the claim or defending any third party action and secondly, to any claims against or suffered by each of the Target Company and the Vendor on a pro rata basis in proportion to the amount of their respective claims.

Indemnification

6.4 In respect of any claim contemplated by Section 6.1 or Section 6.2,

     (a) the Purchaser will ensure that the affected Target Company indemnifies and saves harmless the Vendor from and against any and all claims suffered, incurred or sustained in making or pursuing the claim,

     (b) the Vendor will not be required to take any step or action involving the expenditure of funds or exposure to liability unless it is indemnified to its satisfaction (both as to the identity and creditworthiness of the indemnifying party and the scope and terms of the indemnity), and

     (c) the Vendor will not be required to take any step or action that is reasonably expected to involve significant commitments of time by its employees unless it is compensated for the loss of time of such employees and the time expenditure is convenient to it in relation to the employee's duties.

Notice of Loss

6.5 If, during the Interim Period,

     (a) any loss of, or destruction or damage to, any of the Business Assets occurs that, after giving effect to the receipt of insurance proceeds reasonably expected to be obtained by a Target Company as a result of the event, would reasonably be expected to have a Material Adverse Effect (including any loss, destruction or damage described in Section 6.1 that has such effect and assuming for the purposes of determining whether a Material Adverse Effect has occurred, that the insurance proceeds include an amount equal to insurance deductibles that apply to policies of insurance of the Purchaser in respect of comparable assets) and the applicable Business Assets cannot be repaired, replaced or restored by the Closing Date by assets of equal value and utility; or

     (b) any part of the Business Assets is seized by a Government Authority (which, for greater certainty, does not include the expropriation implemented in March, 2003 under the Forest Revitalization Act (British Columbia)) and, after giving effect to the receipt of proceeds of taking reasonably expected to be obtained by the affected Target Company as a result of the event, such seizure would reasonably be expected to have a Material Adverse Effect and the applicable Business Asset cannot be replaced by the Closing Date by assets of equal value and utility, then, in either case, the Vendor will forthwith give to the Purchaser notice, including reasonable particulars, thereof including particulars of any insurance proceeds or proceeds of taking expected to be obtained by such Target Company.

Purchaser's Option

6.6 The Purchaser will have the option, exercisable by notice given within five Business Days after the day on which the Purchaser receives notice of any loss, destruction, damage or seizure under Section 6.5, to

     (a) complete the transactions contemplated hereby without reduction of the Purchase Price, in which event all proceeds of insurance or compensation for destruction, loss, damage or seizure of any of the Business Assets will be paid directly to the affected Target Company or, if received by the Vendor will be paid by the Vendor to such Target Company promptly on receipt; or

     (b) terminate this Agreement and not complete the transactions contemplated hereby and in such event the Vendor and the Purchaser will be released from all obligations hereunder, other than their obligations under Section 10.2 and Section 10.6.

Closing Postponed

6.7 If the Vendor gives notice pursuant to Section 6.6(a) later than five Business Days before the Closing Date, the Closing Date will be postponed until five Business Days after the day on which such notice is given by the Vendor but not later than the latest date on which the Closing Date is otherwise contemplated to occur.

No Solicitation

6.8 Until the termination of this Agreement, the Vendor will not, directly or indirectly, participate in any discussions or negotiations with any third party with a view to the possible disposition to any Person (other than the Purchaser hereunder) of

     (a) any Business Assets or any interest therein (other than in the ordinary course of business) having a value in excess of $500,000,

     (b) the Purchased Share, or

     (c) except for the Finance Company Reorganization, other equity securities (or securities convertible into equity securities) issued by any Target Company (other than in the case of the Subsidiaries, to the Target).

                                     PART 7

                            TERMINATION OF AGREEMENT

Termination

7.1 This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, as follows:

     (a) by mutual written consent of the Purchaser and the Vendor, at any time prior to the Closing Date;

     (b) by the Purchaser, by giving notice to the Vendor on or before the Due Diligence Satisfaction Date if it is not satisfied, acting bona fide and in its reasonable discretion, with its due diligence review pursuant to
     Section 5.1;

     (c) by the Purchaser, by giving notice to the Vendor on the Due Diligence Satisfaction Date if (i) the representations and warranties of the Vendor contained in this Agreement, as modified by Parts 1 and 2 of the Disclosure Statement and Section 5.4(b), are not true and correct on the Due Diligence Satisfaction Date, with the same force and effect as if such representations and warranties were made at, and as of, such time, except where the failure to be so true and correct would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect; or (ii) a certificate of a senior officer of the Vendor in the form attached as Schedule 7.1(c) (in the officer's corporate rather than individual capacity) dated the Due Diligence Satisfaction Date has not been delivered to the Purchaser before noon (Vancouver time) on the Due Diligence Satisfaction Date (except that, for the purposes of this Section 7.1(c), any of the representations and warranties that are qualified by reference to materiality standards, including "material respects" or "would reasonably be expected to have a Material Adverse Effect" or words to like effect, will be considered not to be so qualified);

     (d) by the Vendor, by giving notice to the Purchaser on the Due Diligence Satisfaction Date if (i) the representations and warranties of the Purchaser contained in this Agreement are not true and correct in all material respects on the Due Diligence Satisfaction Date, with the same force and effect as if such representations and warranties were made at and as of such time; or (ii) a certificate of a senior officer of the Purchaser in the form attached as Schedule 7.1(d) (in the officer's corporate rather than individual capacity) dated the Due Diligence Satisfaction Date has not been delivered to the Vendor before noon (Vancouver time) on the Due Diligence Satisfaction Date;

     (e) by the Purchaser, by giving notice to the Vendor on or before the Due Diligence Satisfaction Date if there will have occurred on or before the Due Diligence Satisfaction

     Date an event or circumstance that has, or such events or circumstances collectively have, a Material Adverse Effect;

     (f) by the Purchaser, by giving notice to the Vendor on or before the Financing Satisfaction Date, if the Purchaser has not obtained financing commitments acceptable to it, acting bona fide and in its reasonable discretion, in order to complete the purchase of the Purchased Share contemplated hereunder;

     (g) by the Purchaser, by giving notice to the Vendor on or before the Competition Satisfaction Date if the Purchaser determines, acting bona fide and reasonably, that it will not receive the Canadian Competition Satisfaction by the Competition Satisfaction Date;

     (h) by the Purchaser, by giving notice to the Vendor on or before the B.C. Forest Act Satisfaction Date if it is not satisfied, acting bona fide and in its reasonable discretion, that the Minister of Forests (British Columbia) will not, pursuant to Section 54.5 of the B.C. Forest Act and as a consequence to the transaction contemplated hereby, cancel any of the B.C. Tenures or reduce allowable annual cut under the any of the B.C. Tenures or impose terms and conditions with respect to the B.C. Tenures that would, in either case, reasonably be expected to have a Material Adverse Effect;

     (i) by the Purchaser, by giving notice to the Vendor at any time before the Closing Date if there will have occurred a breach or breaches of the Vendor's covenants under Section 5.7 and such breach has, or such breaches collectively have, a Material Adverse Effect;

     (j) by the Purchaser, by giving notice to the Vendor on the Closing Date if

          (i) the representations and warranties of the Vendor, as modified by Parts 1 and 2 of the Disclosure Statement and Section 5.4(b), contained in this Agreement are not, without giving effect to the Vendor Closing Exceptions and the Purchaser Closing Exceptions, true and correct on the Closing Date, with the same force and effect as if such representations and warranties were made at, and as of, such time, except where the failure to be so true and correct would not, individually or in the aggregate, have or be reasonably likely to have the effect of reducing the value of the Business Assets or the financial condition of the Business taken as a whole by more than $75,000,000 after giving effect to any recoveries that may be reasonably expected to be available after Closing, other than any failure of such representations or warranties to be true and correct resulting from (A) general political, financial or economic conditions or the state of the securities markets in general, (B) matters affecting the forestry industry in general (including product supply, demand and pricing) and not specifically relating to the Target or its Subsidiaries, the Purchaser or the Vendor, (C) the announcement of the transactions contemplated hereby, or (D) any labour disruption, strike, collective bargaining or other condition with respect to any collective agreement that expires or has expired before the Execution Date; or

          (ii) a certificate of a senior officer of the Vendor in the form attached as Schedule 7.1(j) (in the officer's corporate rather than individual capacity) dated the Closing Date has not been delivered to the Purchaser before the Time of Closing except that, for the purposes of this Section 7.1(j), any of the representations and warranties that are qualified by reference to materiality standards, including "material respects" or "would reasonably be expected to have a Material Adverse Effect" or words to like effect, will be considered not to be so qualified; or

     (k) by the Vendor, by giving notice to the Purchaser on the Closing Date if
     (i) the representations and warranties of the Purchaser contained in this Agreement are not true and correct in all material respects on the Closing Date, with the same force and effect as if such representations and warranties were made at and as of such time; or (ii) a certificate of a senior officer of the Purchaser in the form attached as Schedule 7.1(d) (in the officer's corporate rather than individual capacity) dated the Closing Date has not been delivered to the Vendor before the Time of Closing.

The Parties do not intend that the amount described in Section 7.1(j) will be used in interpreting "Material Adverse Effect" and confirm that such amount was agreed upon solely for the purposes of Section 7.1(j).

Automatic Termination

7.2 If the transactions contemplated hereby will not have been consummated on or before January 4, 2005, this Agreement will automatically terminate at 12:01 a.m. on January 5, 2005.

Failure to Give Notice

7.3 If either Party fails to give any notice that such Party is permitted to give under Section 7.1 within the period specified for such notice under a provision of Section 7.1, such Party will lose its right to terminate this Agreement under such provision.

Effect of Status of Agreement After Termination

7.4 If this Agreement is terminated in accordance with the provisions of Section
7.1 or Section 7.2, neither Party will have any further liability to perform its obligations hereunder, except as provided in Section 10.2 and Section 10.6.

                                     PART 8

                              CONDITIONS OF CLOSING

Conditions of Closing in Favour of the Purchaser

8.1 The Purchaser's obligations to complete the transactions contemplated hereby are subject to the satisfaction or waiver at or prior to the Time of Closing of the following conditions:

     (a) Investment Canada Act - the Purchaser will have received Investment Canada Act Approval;

     (b) Other Competition/Antitrust Compliance - Other Competition/Antitrust Compliance will have occurred except where

          (i) the failure to obtain any approval or decision required under applicable Law in connection with such compliance, or

          (ii) the completion of the transactions contemplated hereunder before the expiry of any applicable waiting period,

     would not constitute a criminal offence by the Purchaser or the Target Companies or expose the Purchaser or the Target Companies to criminal liability or any other liability material in relation to the Target Companies, taken as a whole, or the Purchaser; and

     (c) Pulp Sales Agreement - the Vendor will have delivered to the Purchaser at Closing the Pulp Sales Agreement, duly executed on behalf of the Vendor and the Target.

Conditions of Closing in Favour of the Vendor

8.2 The Vendor's obligations to complete the transactions contemplated hereunder are subject to the satisfaction or waiver at or before the Time of Closing of the condition that Other Competition/Antitrust Compliance will have occurred except where

     (a) the failure to obtain any approval or decision required under applicable Law in connection with such compliance, or

     (b) the completion of the transactions contemplated hereunder before the expiry of any applicable waiting period,

would not constitute a criminal offence by the Vendor or the Target Companies or expose the Vendor or the Target Companies to criminal liability or any other liability (for which, in the case of any such other liability, the Purchaser has not provided the Vendor an indemnity of the Purchaser in form and substance satisfactory to the Vendor, acting reasonably).

Mutual Conditions Precedent

8.3 The respective obligations of each of the Vendor and the Purchaser to complete the transactions contemplated hereby are subject to the satisfaction or mutual waiver at or before the Time of Closing of each of the following conditions:

     (a) No Restraining Order - there is not in force any judgment, order or decree restraining or enjoining, or which would be breached as a result of, the consummation of the transactions contemplated by this Agreement and there is no proceeding, of a judicial or administrative nature or otherwise, brought by a Government Authority in progress or threatened that relates to or results from the transactions contemplated by this Agreement that would, if successful, potentially result in a judgment order or ruling that would preclude completion of the transactions contemplated by this Agreement in accordance with the terms hereof or would otherwise be inconsistent with the Designated Regulatory Approvals which have been obtained or would reasonably be expected to have a Material Adverse Effect;

     (b) Canadian Competition - either

          (i) Canadian Competition Waiting Period Compliance will have occurred and the Purchaser has received Canadian Competition Satisfaction at any time before the Competition Satisfaction Date, or

          (ii) Canadian Competition Waiting Period Compliance will have occurred and the Competition Satisfaction Date will have occurred without this Agreement being terminated pursuant to Section 7.1(g);

     (c) HSR Compliance - HSR Compliance will have occurred; and

     (d) No Pending Action - there will not be pending or threatened any suit, action or proceeding by any Government Authority or other Person, in each case that has a reasonable likelihood of success, (i) seeking to prohibit or restrict the acquisition by the Purchaser of the Purchased Share, or seeking to obtain from the Vendor or the Purchaser any damages that are material in relation to the Target and its Subsidiaries taken as a whole,
     (ii) seeking to impose material limitations on the ability of the Purchaser to acquire or hold, or exercise full rights of ownership of, the Purchased Share, except that the rights of the Minister of Forests (British Columbia) under section 54.5 of the B.C. Forest Act or any pending or threatened suit, action or proceeding by the Competition Bureau will not be considered a threatened suit, action or proceeding by a Government Authority under this Section 8.3(d).

                                     PART 9

                              CLOSING ARRANGEMENTS

Place of Closing

9.1 The Closing will take place at the Time of Closing at the offices of the Purchaser's counsel, Lang Michener LLP, at Suite 1500 - 1055 West Georgia Street, Vancouver, British Columbia.

Transfer

9.2 As at the Time of Closing, upon satisfaction or waiver of all the conditions set out in Part 8, the Vendor will

     (a) deliver to the Purchaser a certificate representing the Purchased Share, duly endorsed in blank for transfer,

     (b) cause those directors and officers of the Target Companies specified by the Purchaser who are not employees of any Target Company to resign and execute and deliver a release in favour of the Target Companies, in form and substance acceptable to the Parties, acting reasonably, and

     (c) provide evidence reasonably satisfactory to the Purchaser that the Finance Company Reorganization has been completed,

whereupon, subject to all other terms and conditions hereof being complied with, the Purchaser will make the payment contemplated in Section 2.3(a) net of any applicable withholding as contemplated in Section 2.4.

Delivery of Books and Records

9.3 At the Time of Closing the Vendor will deliver to the Purchaser all of the books and records of and relating to the Target Companies and the Business in its possession and control; provided that the Vendor may retain electronic or other copies of such books and records solely in connection with, and for the duration of, the provision of the services contemplated by Section 9.7 or where it is impracticable to provide all copies to the Purchaser.

Delaware Sales Company Books and Records

9.4 On the termination of the period during which a Target Company provides services to the Delaware Sales Company under Section 9.7, the Purchaser will cause the Target Companies to deliver to the Vendor all of the books and records of and relating to the Delaware Sales Company in its possession and control provided that the Target may retain and use electronic or other copies of such books and records.

Future Access to Books, Records and Employees

9.5 The Purchaser will preserve and keep any records of the Target Companies and the Business delivered to the Purchaser for any period as may be required by any applicable Law, or pursuant to any policy, order or direction of any Government Authority having jurisdiction. After the Closing Date, upon reasonable advance notice the Purchaser will grant the Vendor and its representatives reasonable access during normal business hours, and hereby grants to the Vendor a license free of charge, to use the books, records and documentation of the Business, the Target Companies and take copies thereof relating to the period up to the Closing Date (and for any period after the Closing Date, in respect of information which the Vendor requires in order to comply with applicable Tax Law in respect of any period ending on December 31 of the year following the year of the Closing) including any employment records relating to the period up to the Closing Date of the employees of the Target Companies, Tax records of the Target Companies and the computer systems, tapes, discs, records and software of the Target Companies. The Purchaser will not unreasonably refuse a request of the Vendor to make available to the Vendor one or more employees for the purposes of giving evidence in any legal proceeding relating to matters or circumstances arising before Closing. The Vendor may, by giving notice to the Purchaser, set out reasonable particulars of any records of the Target Company in respect of which access by the Vendor is either required for Tax-related purposes or may otherwise be of value to the Vendor and, in respect of such documents and subject to any restrictions or prohibitions imposed by Law, the Purchaser will take reasonable steps not to cause the destruction thereof without providing the Vendor an opportunity to take possession thereof.

Closing Documents

9.6 At Closing each Party will deliver to the other Party

     (a) a certificate of status and certified copies dated as of the Closing Date, of the articles and by-laws of the Party and, in the case of the Vendor, of the Target Companies,

     (b) a certified copy of resolutions of the board of directors of the Party pursuant to Section 5.8, and

     (c) a legal opinion of its counsel confirming the due authorization by, and binding nature of this Agreement on, the Party and such other matters that are commonly the subject of legal opinions in similar transactions, subject to such customary qualifications and assumptions as such counsel may require.

Each Party will also execute and deliver, or cause to be executed and delivered, to the other Party a copy of such other documents relevant to the closing of the transaction contemplated hereby as the other Party, acting reasonably, may request, including all necessary transfers, assignments, assumptions and other documentation required to effect the covenants, agreements and transactions described in Part 2.

Interim Services

9.7 The Vendor will not, and the Purchaser will cause the Target Companies not to, unreasonably refuse to continue to provide such services as are presently provided by the Vendor to a Target Company or by a Target Company to the Vendor or any of its Affiliates (including accounting and information technology services and, in respect of services provided by a Target Company to the Delaware Sales Company, administrative services, including accounting and the preparation of and filing of U.S. federal and state returns for Taxes, but excluding any other services which a Party advises the other in writing before the Due Diligence Satisfaction Date will not be provided after Closing) for a reasonable period following Closing of no more than six months provided

     (a) such services will be paid for at reasonable commercial rates;

     (b) the nature and extent of such services will be identified and agreed upon by the Parties before Closing;

     (c) the provision of such services will be subject to the receipt of any necessary third party consents; and

     (d) the provision of such services will be subject to the terms and conditions of a transitional services agreement to be executed and delivered at Closing, in form and substance acceptable to the Parties, acting reasonably.

Executive Pension Agreements

9.8 On, or as soon as is commercially reasonable following, the Closing Date the Purchaser will take all steps necessary to permit the Vendor to withdraw the letters of credit that are currently deposited under the Target's executive pension agreements, which totalled $43,397,700 as at December 31, 2003, by providing replacement security or funding. The Purchaser will indemnify and hold harmless the Vendor for any loss suffered by the Vendor arising from any failure on the part of the Purchaser to obtain such replacement security or funding pursuant to this Section 9.8.

Post-Closing Covenants

9.9 Following the Closing, the Purchaser will

     (a) subject to applicable Law and any employment or collective agreement cause the Target Companies to offer to any employee whose employment is terminated severance arrangements substantially the same as those which the Purchaser would normally offer to one of its similarly situated employees in similar circumstances; and

     (b) indemnify and save harmless the Vendor of and from any liability, loss, cost or expense whatsoever suffered or incurred by the Vendor arising out of, relating to or with respect to the employment or the termination of employment of any employee of any of the Target Companies following the Closing Date except to the extent that such liability, loss, cost or expense arises solely from the termination of the Phantom Plan as contemplated under this Agreement.

Tax Appeal

9.10 The Parties agree that after the Closing, the Vendor will have full authority, on behalf of the Target, to conduct the Tax appeal disclosed under
Section 24(h) of Part 1 of the Disclosure Statement, and will have the right to receive, pursuant to Section 2.3(d) but subject to Section 2.7(a), the amount of all Tax Refund Amounts with respect thereto.

Phantom Plan

9.11 As soon as practicable after Closing (and in any event within 12 months after Closing), the Purchaser will cause the Target to terminate in an orderly manner the Phantom Plan. The Purchaser will, and will cause the Target to, consult with the Vendor on all matters relating to the termination of such plan.

Management Incentive Plan

9.12 (a) During the Interim Period, the Vendor will cause the Target Companies to continue to accrue amounts in respect of awards under the Vendor's Management Incentive Plan (the "MIP") on a basis consistent with accruals made for the period from January 1, 2004 to but excluding the Execution Date.

     (b) Subject to Section (c), promptly following the Closing Date, the Purchaser will cause the Target Companies to pay to each employee of any of the Target Companies eligible on the Closing Date to participate in awards under the MIP an amount that is not less than the amount accrued on the Closing Date on the books and records of the applicable Target Company in respect of the awards to such employee (the "Target Amount").

     (c) If the Purchaser, in its sole discretion, causes the Target Companies to provide incentive compensation to such eligible employees for the period between the Closing Date and December 31, 2004, an amount not less than the Target Amount will be paid to employees no later than February 28, 2005.

Further Assurances

9.13 Each Party to this Agreement covenants and agrees to execute and deliver up to the Closing Time, and from time to time subsequent to the Closing Date at the reasonable request and expense of the requesting Party, all such documents, including all such additional conveyances, transfers, consents and other assurances and do all such other acts and things as any other Party hereto, acting reasonably, may from time to time request be executed or done in order to better evidence, perfect or effectuate any provision of this Agreement or of any agreement or other document executed pursuant to this Agreement or any of the respective obligations intended to be created hereby or thereby.

                                     PART 10

                                  MISCELLANEOUS

Notices

10.1 Any notice or other communication required or permitted to be given hereunder will be in writing and will be delivered by personal delivery, transmitted by facsimile or international courier service, addressed as follows:

     (a)  if to the Vendor:

          400 Atlantic Street
          Stamford, CT 06921

          Attention: General Counsel
          Facsimile: (203) 541 8640
          with a copy to:

          Blake, Cassels & Graydon LLP
          Commerce Court West, 199 Bay Street
          Suite 2800
          Toronto, Ontario M5L 1A9

          Attention: Gail Lilley
          Facsimile: (416) 863 2653

     (b)  if to the Purchaser:

          1000 - 1100 Melville Street
          Vancouver, British Columbia.
          V6E 4A6

          Attention: Vice-President, Finance and CFO
          Facsimile: (604) 682-2962

Any Party may at any time change its address for service from time to time by giving notice to the other Party in accordance with this Section 10.1. Any such notice or communication so given will be deemed to have been received on the next Business Day after the date of delivery or sending.

Consultation

10.2 The Parties will consult with each other before issuing any press release or making any other public announcement with respect to this Agreement or the transactions contemplated hereby and, except as required by any applicable Law or regulatory requirement, neither the Vendor nor the Purchaser will issue any such press release or make any such public announcement without the prior written consent of the other, which consent will not be unreasonably withheld or delayed.

Commercially Reasonable Efforts

10.3 The Parties acknowledge and agree that, for all purposes of this Agreement, an obligation on the part of any Party to use its commercially reasonable efforts to obtain any waiver, consent, approval, permit, licence or other document will not require such Party to make any payment to any Person for the purpose of procuring the same, other than payments for amounts due and payable to such Person, payments for incidental expenses incurred by such Person and payments required by any applicable Law.

Counterparts

10.4 This Agreement may be executed in counterparts, each of which will constitute an original and all of which taken together will constitute one and the same instrument. The delivery of counterparts may be effected by facsimile transmission or transmission of an electronic (PDF) file.

Non-Merger

10.5 The Parties agree that all provisions of this Agreement other than the specific provisions referred to in Section 4.1 and Section 4.2 and the indemnities and agreements in Section 4.3, Section 6.4, Section 9.8, Section 9.9 and Section 9.12 (which will be subject to the specific arrangements provided for in Part 4) will forever survive the execution, delivery and performance of this Agreement and the Closing.

Expenses

10.6 Each Party will be responsible for its own legal and other expenses (including any Taxes imposed on such expenses) incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement and for the payment of any broker's commission, finder's fee or like payment payable by it in respect of the purchase and sale of the Purchased Share pursuant to this Agreement. Notwithstanding the foregoing, the filing fee payable in connection with the short-form pre-merger notification contemplated pursuant to Section 5.10 will be shared equally by the Parties.

Interest

10.7 Unless expressly provided herein, any amount not paid when due under any provision of this Agreement will bear interest at the rate of interest described in Section 2.8 calculated daily from the due date to the date of payment thereof.

IN WITNESS WHEREOF this Agreement has been executed by the Parties hereto on the day and year first above written.

INTERNATIONAL PAPER COMPANY


Per: "C. Cato Ealy" (signed)
     -----------------------------------
     C. Cato Ealy
     Senior Vice President


WEST FRASER TIMBER CO. LTD.


Per: "Henry H. Ketcham" (signed)
     -----------------------------------
     Henry H. Ketcham
     Chairman, President and
        Chief Executive Officer


Per: "Martti Solin" (signed)
     -----------------------------------
     Martti Solin
     Vice-President, Finance and
        Chief Financial Officer

                                   Schedule A

                               Prohibited Activity

In this Agreement, "Prohibited Activity" means, with respect to the Target Companies, any of the following activities (except as may be contemplated by this Agreement, in connection with the Finance Company Reorganization or with the prior written consent of the Purchaser, not to be unreasonably withheld),

     (a) any change in its constating documents or by-laws;

     (b) the issue of any of its securities;

     (c) any Restricted Payment;

     (d) any cash payments or distributions, other than Permitted Payments, except in the normal course of the Target's business;

     (e) any investment by a Target Company other than a Permitted Investment or in a Target Company;

     (f) incurring or agreeing to incur any liability or make any capital expenditure, in a single transaction or a series of related transactions, involving an aggregate amount of more than

          (i) $1,000,000 in respect of expenditures contained in any capital expenditure budget of the Target Companies in effect on the date hereof and disclosed to the Purchaser; or

          (ii) $100,000 for unbudgeted expenditures,

     except that no consent of the Purchaser will be required for expenditures required in response to an emergency involving danger to life, property, safety or the environment;

     (g) increase or commit or promise to increase the compensation payable or to become payable to any officer, director or employee of any of the Target Companies or make any discretionary bonus or management fee payment to any such Person, except (i) bonuses or salary increases to employees at the times and in the amounts consistent with its past practice or (ii) as may be required under any contract (including any collective agreement) to which any Target Company is a party, the Vendor's Management Incentive Plan or the employee retention arrangements referred to in the definition of Vendor Paid Expenses;

     (h) create, assume or permit to be created or imposed any Encumbrances (other than Permitted Encumbrances) upon any of its assets or properties, whether now owned or hereafter acquired, except for purchase money Encumbrances incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $50,000 or in connection with any liability or capital expenditure permitted under Section (f);

     (i) except as required by applicable Law or any contract to which any Target Company is a party or in accordance with past practice of a Target Company, adopt, establish, amend or terminate any Employee Plan, or other employee compensation or benefit arrangement plan or policy, or take any discretionary action, or omit to take any contractually required action, if that action or omission could either (i) materially deplete the assets of any Employee Plan or (ii) materially increase the liabilities or obligations under any Employee Plan;

     (j) sell, assign, lease or otherwise transfer or dispose of any of its Business Assets in a single transaction or a series of related transactions having an aggregate value in excess of $50,000 other than in the ordinary course of its business and consistent with its past practice;

     (k) negotiate for the acquisition of any business or the start-up of any new business;

     (l) merge, consolidate or effect a share exchange with, or agree to merge, consolidate or effect a share exchange with, any other Person;

     (m) waive any of its material rights or claims, provided that it may negotiate and adjust accounts receivable in the course of good faith disputes with customers in a manner consistent with its past practice;

     (n) commit a material breach of any Contract;

     (o) enter into a Prohibited Contract;

     (p) suffer a change in working capital or shareholder's equity that is not in the ordinary course of the Target Companies' business;

     (q) amend any Tax return that has been filed, or enter into or sign any waiver, tax indemnification agreement or advance pricing agreement, or any other agreement with a Tax Authority affecting Taxes;

     (r) incur any long-term indebtedness, or

     (s) commit to do any of the foregoing.

                                  Schedule 3.1

                     Vendor's Representations and Warranties

Part A - Pertaining to the Vendor

Organization of Vendor

1. The Vendor is a corporation incorporated and organized and validly subsisting under the laws of its jurisdiction of incorporation and has the corporate power to enter into this Agreement and to perform its obligations hereunder and under the Pulp Sales Agreement. The Vendor is a non-resident of Canada for the purposes of the Tax Act.

Authorization and Solvency

2. This Agreement has been, and at the Time of Closing, the Pulp Sale Agreement will be duly authorized, executed and delivered by the Vendor. This Agreement is, and at the Time of Closing, the Pulp Sales Agreement will be, a legal, valid and binding obligation of the Vendor, enforceable against the Vendor, by the Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

          Neither the Vendor nor the Target nor any of the Target's Subsidiaries is insolvent or has committed an act of bankruptcy, proposed a compromise or arrangement to its creditors generally, had any petition in bankruptcy filed against it, made a voluntary assignment in bankruptcy or taken any proceeding to be declared bankrupt, to liquidate its assets or to be dissolved.

Ownership of Purchased Shares

3. As of the Time of Closing, the Vendor will be the only registered and beneficial owner of the Purchased Share of the Target with good and marketable title thereto, free and clear of all Encumbrances and the Purchased Share is not subject to any voting trust, shareholder agreement or voting agreement. Upon completion of the transaction contemplated by this Agreement, the Purchased Share will be owned by the Purchaser as the beneficial owner of record, with a good and marketable title thereto (except for such Encumbrances as may have been granted by the Purchaser). No Person other than the Purchaser has any written or oral agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase or acquisition from the Vendor of the Purchased Share.

No Conflicts

4. Subject to receipt of the approvals or consents contemplated herein, including the Designated Regulatory Approvals, the execution and delivery of this Agreement and the Pulp Sales Agreement by the Vendor and the consummation of the transactions herein provided for will not result in the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligation under:

     (a) any contract, licence, or permit to which the Vendor is a party;

     (b) any provision of the constating documents, by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of the Vendor;

     (c) any judgment, decree, order or award of any Government Authority having jurisdiction over the Vendor; orS

     (d) any applicable Law,

except where such event would not, individually or collectively with all other such events, have (i) a Material Adverse Effect, or (ii) a material adverse effect on the ability of the Vendor to perform its obligations under this Agreement or the Pulp Sales Agreement or the validity or enforceability of this Agreement or the Pulp Sales Agreement.

Share Capital

5. The authorized capital of the Target consists of an unlimited number of common shares of which the Purchased Share is, and at the Time of Closing will be, the only common share issued and outstanding. The Purchased Share has been duly issued and is fully paid and non-assessable.

No Share Rights

6. As of the Time of Closing, no Person will have any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment, conversion, exchange or issuance of any unissued shares or other securities of the Target.

Part B - Pertaining to the Target

7. Each of the representations and warranties set out in this Part B of Schedule 3.1, other than those set out in Section 24, (the "Target R&W's") is subject,

     (a) as at the Execution Date, to the information set out in Part 1 of the Disclosure Statement;

     (b) as at the Due Diligence Satisfaction Date to the information set out in Parts 1 and 2 of the Disclosure Statement; and

     (c) as at the Closing Date, to the information set out in Parts 1 and 2 of the Disclosure Statement and, except for the purposes of Section 7.1(j), those Vendor Closing Exceptions and Purchaser Closing Exceptions that were not within the knowledge of the Vendor as at the Interim Disclosure Date.

Organization, Capitalization and Interests of the Target

8. The Target is a corporation incorporated and organized and validly subsisting under the laws of British Columbia, and has the corporate power to own or lease its property. The Target is duly qualified as a corporation to do business in each jurisdiction in which the nature of the Business or the property and assets owned or leased makes such qualification necessary except where a failure to so qualify would not be material to the ongoing operation of the Business.

          The only corporations or other business entities in which the Target has a direct or indirect legal or beneficial interest, and the Target's interests therein, are listed in Schedule 3.7.

No Violation

9. Subject to receipt of the approvals or consents contemplated herein, including the Designated Regulatory Approvals and the right of the Minister of Forests (British Columbia) under Section 54.5 of the B.C. Forest Act, the execution and delivery of this Agreement by the Vendor and the consummation of the transactions herein provided for will not result in either:

     (a) the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligation of any Target Company, under:

          (i) any contract to which a Target Company is a party or by which it, or any of its properties is, bound;

          (ii) any provision of the constating documents, by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of a Target Company;

          (iii) any judgment, decree, order or award of any Government Authority having jurisdiction over a Target Company;

          (iv) any licence, permit, approval, consent or authorization held by a Target Company necessary for the operation of the Business; or

          (v) any applicable Law; or

     (b) the creation or imposition of any Encumbrance on any of the property or assets of a Target Company,

except where such event would not, individually or collectively with all other such events have (i) a Material Adverse Effect or (ii) a material adverse effect on the ability of the Vendor to perform its obligations under this Agreement or the validity or enforceability of this Agreement.

Business of the Target

10. The Business is the only business operations carried on by the Target Companies. Except as contemplated by this Agreement, since December 31, 2003 the Business has been conducted in the ordinary and usual course of business and no action that would be a Prohibited Activity if undertaken after the date of this Agreement has occurred since such date. All the material tangible assets, except for inventory (including raw materials) in transit or assets in another location for repair, of the Target Companies are situated at locations that are owned or leased by the Target Company or, to the extent that any such assets of a Target Company are situated elsewhere as at the date of this Agreement, such assets will be situated at Closing at a location owned or leased by the Target Company.

Personal Property

11. The Target Companies collectively have good and valid title to, or a leasehold interest in, the personal property reflected by the Financial Statements and Interim Financial Statements (except as disposed of subsequent to the date thereof in the ordinary course of business) (the "Personal Property"), free and clear of all Encumbrances other than the Permitted Encumbrances, in order to allow it to use the Personal Property as currently being used by the Target Companies in the ordinary course of their business.

Real Property

12. None of the Target Companies owns or has agreed to acquire or lease any real property or interest in real property material to the Business other than the owned real property reflected in the Financial Statements (the "Real Property").

Title to Real Property

13. The Target Companies collectively have the exclusive right to possess, use and occupy, and have good and marketable title in fee simple to, all the Real Property, free and clear of all Encumbrances or other restrictions of any kind other than Permitted Encumbrances. Each material building, structure, improvement and appurtenance situated on the Real Property is adequate for the purposes for which it is currently being used by a Target Company and the Target Company has adequate rights of ingress and egress for the operation of the Business, in the ordinary course, as currently conducted by the Target Company.

          None of such material buildings, structures, improvements or appurtenances (or any equipment therein), nor the operation or maintenance thereof, violates any restrictive covenant or law or encroaches on any property owned by others except where such violation or encroachments would not, individually or in the aggregate, have a Material Adverse Effect.

No Real Property Leases

14. The Target is not party to any lease or agreement in the nature of a lease in respect of any real property, whether as lessor or lessee, that is material to the Business other than the Tenures.

The Business Assets

15. The Personal Property and the Real Property (collectively, the "Business Assets") comprise all the material real and personal property used directly by any of the Target

Companies in carrying on the Business as conducted by them on the date hereof and no other material tangible property or assets, except those provided under a Contract and leased Personal Property, are necessary to carry on the Business as conducted by the Target Companies on the date hereof.

Intellectual Property

16. The Target Companies collectively own, are licensed or otherwise possess rights to use all Intellectual Property currently necessary to carry on the Business as conducted by the Target Companies on the date hereof. No Person has been granted any interest in or right to use all or any portion of the Intellectual Property in any manner that would materially diminish the value to the Target Companies of any of the Intellectual Property.

Infringement of Intellectual Property

17. Neither the Vendor nor any of the Target Companies has received

     (a) any notice alleging any infringement by a Target Company of any patents, trademarks, industrial designs, design mark, copyrights or other intellectual property rights held or owned by any other Persons, or

     (b) notice of

          (i) any pending or threatened challenge to a Target Company's right to use the trademarks or trade names that are included in the Intellectual Property, or

          (ii) any use or proposed use by any Person other than the Vendor or a Target Company of such trademarks or trade names for any of the wares or services covered thereby.

Insurance

18. All material third party insurance policies maintained by the Vendor or by any of the Target Companies on any of the Business Assets or the Target Companies' personnel as of the date hereof are identified in the Disclosure Statement and are in full force and effect and neither the Vendor nor any Target Company is in default thereunder.

Contracts

19. Each of the Contracts is valid, binding, in full force and effect, in all material respects, and enforceable by the Target Company that is bound by it, in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction. Such Target Company

     (a) is not in breach or default in any material respect under such Contract;

     (b) has not waived any of its material rights under such Contract or modified any of the material terms thereof;

and to the knowledge of the Vendor or any of the Target Companies no other party to any Contract is in breach or default in any material respect under any such Contract, other than any such failure, breach, default, or waiver, as applicable, which, individually or collectively with all other failures, breaches, defaults or waiver under any Contracts, would not be reasonably likely to have a Material Adverse Effect. A change of control of the Target will not give rise to a right by any third party to terminate, or vary any material term of, any Contract except where such termination or variation would not, individually or collectively with all such other terminations or variations, have a Material Adverse Effect.

Licences

20. No proceeding is pending or, to the knowledge of the Vendor or any of the Target Companies, threatened to revoke or limit any material Licence.

Financial Statements

21. Each of the following financial statements have been, or when prepared will have been, prepared in accordance with GAAP applied on a basis consistent with prior periods, present fairly in all material respects the financial position of the Target Companies on a consolidated basis as at the respective dates of such statements and the results of their operations, earnings and cash flows of the Target Companies on a consolidated basis for the respective periods covered by such statements except as provided below:

     (a) the Financial Statements, except as set out in the auditors' report thereon,

     (b) the financial statements described in Section I(a)(iii) of Schedule 5.7(g), except as set out in the auditors' report thereon and to the extent that changes in GAAP do not permit such consistency of preparation, and

     (c) each of the Interim Financial Statements and the interim financial statements described in Section I(b)(ii) of Schedule 5.7(g), except for the absence of complete notes, normal year-end adjustments that would be made in the ordinary course of an audit and that would not be material, and to the extent that changes in GAAP do not permit such consistency of preparation.

Additional Information

22. The production and shipping information for the Target Companies for each of the financial years in the period January 1, 1999 to December 31, 2003 and for the first quarter of 2004 provided to the Purchaser pursuant to Schedule 5.7(g) reflects information in the books and records of the Target Companies and is true and correct in all material respects.

Books and Records

23. The books and records of each of the Target Companies fairly and correctly set out and disclose in all material respects the financial position of such Target Company as of the date thereof and all material financial transactions of the Target Company as of the date hereof have been accurately recorded in such books and records.

          The minute books of each of the Target Companies contain accurate and complete records of all meetings, resolutions and corporate actions taken by the shareholders, the board of directors and all committees thereof and contain a true and complete copy of such Target Company's constating documents.

Taxes

24. Each of the Target Companies

     (a) has prepared in a true, correct and complete manner, and duly and timely filed or caused to be filed, all Tax returns required to be filed by it (except if not yet due), has paid or caused to be paid all Taxes which are due and payable in all respects and has made adequate provision in the Financial Statements and the Interim Financial Statements for the payment of all other Taxes for the periods covered thereby. With respect to any period beginning after December 31, 2003, no liability for Taxes has arisen for any of the Target Companies, except for Taxes arising in the ordinary course of its business;

     (b) has made adequate and timely instalments on account of Taxes for each period ending on or prior to the date hereof to the extent required by applicable Law;

     (c) does not owe any amounts with respect to GST other than accruals in the ordinary course that are not overdue in any amount;

     (d) has in all respects withheld from payments made to its past or present employees, officers and directors, and to non-residents, the required amount in respect of Taxes and other deductions to be withheld therefrom, and has remitted any amounts so withheld to the applicable Governmental Authority within the required time periods under the applicable legislation;

     (e) has collected all Taxes that it was required to collect and, as of the date hereof, all Taxes (of the nature of payroll or sales taxes) have been remitted to the applicable Governmental Authority within the required time period;

     (f) has not received any refund of Taxes or any credit against Taxes from any relevant Governmental Authority to which it was not entitled and which has not been returned to any relevant Governmental Authority;

     (g) has filed all Tax returns through and including the financial year ended December 31, 2002, and there are no waivers of any limitation periods or agreements providing for an extension of time for the filing of any Tax return, election or designation or the payment of any Taxes in respect of any financial year for which an assessment has not been issued;

     (h) is not now the subject of any claim, suit, action, dispute, investigation, order, directive, demand, prosecution, proceeding, assessment, reassessment or appeal (a "Tax Action") concerning any Tax liability claimed or raised by any Governmental Authority in writing, and there are no Tax Actions in progress or pending or to the knowledge of the Vendor or any of the Target Companies threatened, or any grounds that could prompt a Tax Action;

     (i) has not entered into or signed any waiver, tax indemnification agreement or advance pricing agreement or any other agreement with a Tax Authority affecting Taxes;

     (j) does not have any liability for the Taxes of any other Person under any applicable Tax Law as a transferee or successor, by contract, operation of Law or otherwise;

     (k) will have furnished to the Purchaser before the Interim Disclosure Date true, complete and accurate copies of all Tax returns and any amendments thereto filed with any Tax Authority since December 31, 2000 and all notices of assessment and reassessment and material correspondence with any Tax Authority relating thereto;

     (l) has been issued Canadian federal and provincial assessments in respect of all Taxes covering all periods up to and including December 31, 2002. The only taxation years of any of the Target Companies that remain open for assessment or reassessment of additional Tax are set out in Part 1 of the Disclosure Statement;

     (m) has kept and keeps its books and records in compliance with section 230 of the Tax Act; and

     (n) except to the extent reflected in the Financial Statements or the Interim Financial Statements, owes no amount to "related persons" as defined in the Tax Act, has not claimed any reserves for the purposes of the Tax Act and has not had any indebtedness settled or forgiven without payment of the full principal amount, in each case for the periods covered by such financial statements.

Litigation

25. There are no material actions, suits or proceedings (whether or not purportedly on behalf of a Target Company) pending or, to the knowledge of the Vendor or any of the Target Companies, threatened against any of the Target Companies or before or by any Government Authority. Neither the Vendor nor any of the Target Companies is aware of any facts or circumstances that could reasonably be expected to lead to any of the above.

Employment Matters

26. None of the Target Companies,

     (a) is a party to any written or oral policy, agreement, obligation or understanding (except for any obligation under applicable Law) providing for severance or termination payments to, or any written employment agreement with, any Person;

     (b) is a party to any collective bargaining agreement nor subject to any application for certification or to the knowledge of the Vendor and the Target Companies, any threatened or apparent union-organizing campaigns for employees not covered under a collective bargaining agreement nor are there any current or pending or, to the knowledge of the Vendor or any of the Target Companies, threatened strikes or lockouts at any of the operations of the Target;

     (c) is subject to any material claim for wrongful dismissal, constructive dismissal or any tort claim, actual or pending or, to the knowledge of the Vendor or any of the Target Companies, threatened, or any litigation, actual or pending or, to the knowledge of the Vendor or any of the Target Companies, threatened, relating to employment or termination of employment of employees or independent contractors;

     (d) has failed to operate in all material respects in accordance with all applicable Laws with respect to employment and labour, including employment and labour standards, occupational health and safety, employment equity, pay equity, workers' compensation, human rights code and labour relations and there are no current, or pending or, to the knowledge of the Vendor or any of the Target Companies, threatened proceedings before any board or tribunal with respect to any of the above areas in this Section 26; and

     (e) has failed to reflect in any material respect in its books and records all accruals for premiums and assessments for employment insurance, health premiums, Canada Pension Plan premiums, accrued wages, salaries and commissions and contributions or premiums required under the terms of any Employee Plan.

Employee Plans

27. In respect of each Employee Plan, except for such instances of non-compliance which would not, individually or collectively, be material to the value or ongoing operations of the Business, each of the Employee Plans is, and has been, established, registered, qualified, administered and invested in compliance with

     (a)  the terms thereof, and

     (b) all applicable Laws, including the applicable pension and tax legislation.

Non Arm's Length Transactions

28. None of the Target Companies has, since December 31, 2003, made any payment or loan to, or borrowed any moneys from or otherwise become indebted to, any officer, director, employee, shareholder or any other Person not dealing at arm's length (within the meaning of the Tax Act) with the Target Company, except for usual employee reimbursements and compensation paid in the ordinary and normal course of the Business and transactions with the

Vendor and its Affiliates including those described in the Financial Statements and various administrative, supply and other services provided by the Vendor and its Affiliates to the Target Companies on a regular and ongoing basis.

Environmental

29. Each of the Target Companies is in substantial compliance with all applicable Environmental Laws and

     (a) in connection with Environmental Activities, there is no notice of any material infraction, action, suit or proceeding pending or, to the knowledge of the Vendor or any of the Target Companies, threatened against, or in any other manner relating adversely and materially to, any of the Target Companies or its respective properties in any court or before any arbitrator of any kind or before or by any Government Authority;

     (b) all material Environmental Permits which are necessary under any applicable Environmental Law for the ownership and operation by a Target Company of any of the Business Assets used by such Target Company have been duly obtained, made or taken and are in full force and effect, are not subject to further Environmental Permits or appeal or any pending or, to the knowledge of the Vendor or any of the Target Companies, threatened legal or administrative proceedings, and, to the knowledge of the Vendor or any of the Target Companies, there are no proposals to amend, revoke or replace such material Environmental Permits;

     (c) none of the Target Companies and, to the knowledge of the Vendor or any of the Target Companies, no past or present lessee, owner, occupant, or licensee or other Person other than a Target Company has or is engaged in any Environmental Activity at, upon, under, over, within or with respect to the Real Property in violation of any applicable Environmental Law which could reasonably be expected to lead to the imposition of material liability on, or a material Remediation order against, any Target Company;

     (d) since June 19, 2000, no activities or operations of any of the Target Companies are or have been subject to any judicial, administrative or other proceedings alleging a material violation of any applicable Environmental Law;

     (e) since June 19, 2000, none of the Target Companies has been, nor is, involved in any operations or Environmental Activity in violation of any applicable Environmental Law which activities could reasonably be expected to lead to the imposition of material liability on, or a material remediation order against, any Target Company;

     (f) since June 19, 2000, none of the Target Companies has filed any written notice or report of a material Release of a Contaminant with any Government Authority in respect of the Real Property or any part thereof;

     (g) since June 19, 2000, no Order has been issued which required any of the Target Companies to carry out any material environmental remediation of any of the Real Property under any applicable Environmental Law; and

     (h) the Vendor has delivered to the Purchaser true and complete copies of all material environmental audits, evaluations, assessments, studies or tests relating to any of the Target Companies which have been completed since June 19, 2000 (the "Environmental Reports") which the Vendor has in its possession. On the Interim Disclosure Date, the Vendor will have caused the Target Companies to have delivered true and complete copies of the Environmental Reports to the Purchaser.

Tenures

30. There are no material rentals, stumpage, royalty, scale accounts or other amount or other Taxes, assessments or costs arising under the Tenures are overdue or in dispute with the applicable Government Authority.

          The allowable annual cut for each of the Tenures and the actual cut for each of 2001, 2002 and 2003 are as disclosed in Part 1 of the Disclosure Statement.

          Each Target Company

     (a) is in compliance in all material respects, commensurate with good forest industry practice prevailing in the forest regions in which such Target Company operates as at the date hereof, with all covenants, agreements and obligations including silviculture obligations on its part to be observed or performed under the provisions of each of the Tenures and the licenses, authorizations, permits, plans, contracts and other agreements relating thereto, and all other applicable Laws,

     (b) is not in material breach of, nor has it received any notice of material breach of, the Tenures, any of the timber cutting rights or permits or operating or development plans issued or filed pursuant to any of the Tenures, other than breaches that have been remedied by the Target Company or in respect of which the notice has been abandoned by the Person having authority to do so; and

     (c) has all material licences, permits, orders, authorities and other permissions necessary or advisable to provide free access in and out of the Tenures and to transport logs to the Target Company's mills and conversion facilities.

Other than as contemplated by the Forestry Revitalization Act (British Columbia), no Government Authority has given any written notice to any Target Company with respect to one or more of the Tenures concerning any matter which would have the effect of reducing, impairing, suspending or terminating in a material manner such Tenures or any rights or privileges attached thereto after the date hereof and, with respect to proceedings under the Forestry Revitalization Act (British Columbia) the status of the expropriation thereunder is accurately described in the Disclosure Statement,

          The possible effects of the failure to obtain the assurances of the Minister of Forests contemplated by Section 7.1(h) are excluded from this representation and warranty.

          None of the Tenures, other than the B.C. Tenures, requires any consent of, or notification to, any Government Authority in the event of a change of control of the Target except where failure to obtain any such consent or provide any such notification would not, individually or collectively with all such other failures, have a Material Adverse Effect.

          The silviculture liabilities of the Target are accurately represented in the balance sheet of the Target's Financial Statements and in the Interim Financial Statements in all material respects as at the dates thereof.

Aboriginal Claims

31. Neither the Vendor nor any Target Company has received written notice that any Target Company, or Tenure or a material part of the Business Assets is subject to any claim by any First Nation that would, if adversely determined, reasonably be expected to have a Material Adverse Effect, other than claims that have been publicly disclosed of aboriginal title or right of a general nature which could incidentally affect the Target Companies, the Tenures or the Business Assets.

Softwood Lumber Dispute Duties

32. Deposits in respect of the United States Department of Commerce countervailing and anti-dumping duties to be imposed on softwood lumber shipped by any of the Target Companies to the United States have been paid and accrued by such Target Company to the date hereof in accordance with GAAP and on a basis consistent with industry standards and applicable methodologies and policies for the determination of such duties.

Inventories

33. Inventory levels are being maintained in all material respects at such amounts as are required for the normal operation of the Business as previously conducted, in the ordinary course, and such inventories levels are adequate therefor.

Accounts Receivable

34. All trade accounts receivable, notes receivable, book debts and other debts due or accruing due to or from any Target Company in respect of the Business (including any interest due thereon and the full benefit of all security therefor) are subject to reserves in respect thereof for doubtful accounts calculated in accordance with GAAP, have arisen in the ordinary course of business and are bona fide. The Target has not undertaken any external factoring or securitization of any of its accounts receivable and, in respect of trade accounts receivable.

Part C - Disclosure

Execution Date Disclosure

35. The information set out in Part 1 of the Disclosure Statement includes all of the exceptions to each Target R&W's that are within the knowledge of the Vendor, following reasonable review with, and inquiry of, the Designated Persons as at the Execution Date and each exception includes reasonable particulars and identifies the representation and warranty that it modifies.

Final Disclosure

36. As of the Interim Disclosure Date and the Closing Date, there will be no fact known to the Vendor which has not been disclosed to the Purchaser orally or in writing or made available for review by the Purchaser as part of its due diligence investigations pursuant to Section 5.1 which has had or would reasonably be expected to have a Material Adverse Effect.

                                  Schedule 3.2

                 Representations and Warranties of the Purchaser

Organization

1. The Purchaser is a corporation validly subsisting under the laws of British Columbia and it has the corporate power to enter into and perform its obligations pursuant to this Agreement.

No Violation

2. The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions provided for herein will not result in the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligation of the Purchaser under:

     (a) any contract, license or permit to which the Purchaser is a party or by which it is bound;

     (b) any provision of the constating documents or by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of the Purchaser;

     (c) any judgment, decree, order or award of any Government Authority having jurisdiction over the Purchaser; or

     (d) any applicable Law.

Authorization and Solvency

3. This Agreement has been duly authorized, executed and delivered by the Purchaser. This Agreement is a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser by the Vendor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the enforcement of rights of creditors generally and except that equitable remedies may only be granted in the discretion of a court of competent jurisdiction.

          The Purchaser is not insolvent and has not committed an act of bankruptcy, proposed a compromise or arrangement to its creditors generally, had a petition in bankruptcy filed against it, made a voluntary assignment in bankruptcy or taken any proceedings to be declared bankrupt, to liquidate its assets or to be dissolved.

Consents and Approvals

4. Except for the Designated Regulatory Approvals, there is no requirement for the Purchaser to make any filing with, give any notice to or obtain any licence of any Government

Authority as a condition to the lawful consummation of the transactions contemplated by this Agreement.

                                  Schedule 3.7

                   Subsidiaries and Other Ownership Interests

The following is a list of subsidiaries and affiliated companies which indicates the ownership percentage of each subsidiary (100% unless otherwise stated):

     o    Weldwood of Canada Sales Limited (in liquidation)

     o    Weldwood Transportation Limited

     o    Weldwood Forest Products Ltd.

     o    Weldwood Finance Limited

     o    Weldwood Asia Limited

     o    Weldwood Capital Co.

     o    Weldwood International Limited

     o    Weldwood Acquisitions Limited

     o    Sunpine Inc.

          o    Sunpine Forest Products Limited

     o    Babine Forest Products Limited (85%)

          o    Babine Forest Products (Trustee) Limited (68%)

               o    Decker Lake Forest Products Ltd.

               o    Babine Timber Ltd.

          o    Babine Ventures Limited (68%)

               o    Burnslake Specialty Wood Ltd. (45%)

          o    Babine Forest Products Company (68%) (Joint Venture)

     o    Houston Forest Products Company (50%) (Joint Venture)

     o    Houston Forest Products (Trustee) Ltd. (50%)

     o    Cariboo Pulp & Paper Company (50%) (Joint Venture)

     o    Cariboo Pulp & Paper Company Limited (50%)

     o    484577 B.C. Ltd.

          o    Westech Wood Products Ltd.

     o    Vernon Seed Orchard Company Ltd. (30%)

     o    Huallen Seed Orchard Co. Ltd. (30%)(1)

     o    Seaboard General Partnership

     o    Seaboard Shipping Company Limited (9.77%)

----------
(1) The percentage ownership varies with seed production.

                                 Schedule 5.7(g)

                      Target Information and Financial Data

                                                                                   Date to Provide
                                                                                   ---------------
I.   Financial Statements

(a)  Annual Financial Statements
     (i) Audited comparative consolidated (with the exception of the Finance       Prior to Execution of
     Company) statements of income, retained earnings and cash flows for the       Agreement - Delivered
     financial years of the Target ended December 31, 2002 and 2003 and balance sheet as at December 31, 2002 and 2003 together with the notes thereto and the auditors' report thereon with a reservation for non-consolidation of
     Target's investment in the Finance Company. The income statements will be prepared on a net sales basis. Evidence of due approval of the board of the
     Target will be provided.

     (ii) Audited comparative consolidated statements of income, retained          Prior to Execution of
     earnings and cash flows for the financial years of the Target ended           Agreement - Delivered
     December 31, 1999, 2000 and 2001 and balance sheets as at December 31,
     1999, 2000 and 2001 together with notes thereto and auditors' report
     (Arthur Andersen) thereon. The income statements have been prepared on a net sales basis and no gross sales information or segmented information will be provided. Auditors' consent on these statements will not be provided. Evidence of due approval of the board of the Target will be provided. No further review, analysis or commentary will be provided by
     Vendor or its auditors with respect to these years.

     (iii) Audited comparative consolidated (with the exception of the Finance     Date of Preliminary
     Company) statements of income, retained earnings and cash flows for the       Prospectus
     financial year of the Target ended December 31, 2002 and 2003 and balance sheet as at December 31, 2002 and 2003 together with the notes thereto including segmented information, with an unsigned auditors' report thereon with a reservation for non-consolidation of Target's investment in the
     Finance Company, together with a comfort letter in accordance with section
     10.2(b)6. of NI 44-101. The income statements will be prepared on a gross sales basis and the Target has provided net sales information for the same periods in I(a)(i) above. Evidence of due approval of the board of the
     Target will be provided. These

                                                                                   Date to Provide
                                                                                   ---------------
     Financial Statements will be prepared in the English and French languages.

     (iv) Signed audit report and consent letter from auditors of the Target       Date of Final
     respecting the financial statements described in                              Prospectus
     I(a)(iii)

(b)  Interim Financial Statements

     (i) Unaudited comparative consolidated (with the exception of the Finance     Prior to Execution of
     Company) statements of income, retained earnings and cash flows for the six   Agreement - Delivered
     months ended June 30, 2003 and 2004 and a balance sheet as at June 30,
     2004. The income statements will be prepared on a gross sales basis.

     (ii) Unaudited comparative consolidated (with the exception of the Finance    Date of Preliminary
     Company) statements of income, retained earnings and cash flows for the six   Prospectus
     months ended June 30, 2003 and 2004 and a balance sheet as at June 30, 2004 together with the notes thereto including segmented information. The income statements will be prepared on a gross sales basis and the Target will separately provide net sales information for the same periods. Evidence of due approval of the board of the Target will be provided. These Financial
     Statements will be prepared in the English and French languages and be formatted on the same page as the annual statements in I(a)(iii) above.

     (iii) Signed auditors' comfort letter to the securities commissions and       Date of Final
     review engagement report from auditors of Target respecting the statements    Prospectus
     described in I(b)(ii).

II.  Financial Information

Production and shipping information for the 5 year period January 1, 1999 to       Prior to Execution of
December 31, 2003 and the first two quarters of 2004 and capacity information as   Agreement - Delivered
at June 30, 2004 prepared by management of the Target from information in the books and records of the Target and not audited or reviewed by auditors of the
Target. Segmented financial information for the first two quarters of 2004 and
2003, and the years ended 2003 and 2002. Sales information prepared on a gross sales basis for the first two quarters of 2004 and 2003, and the years ended
2003 and 2002.

                                                                                   Date to Provide
                                                                                   ---------------
III. Comfort Letter to Underwriters

A comfort letter or letters addressed by auditors of the Target, to the            Date of final prospectus
underwriters of (appointed in connection with any equity financing) and the        of Purchaser and brought
directors of the Purchaser, in form and substance satisfactory to the              down to date of closing
underwriters, acting reasonably, with respect to financial information relating    of any equity financing
to the Target, provided by the Target to the Purchaser for inclusion in any        described in the final
prospectus of the Purchaser, excluding any financial and accounting information    prospectus of the
for the years 1999 to 2001, inclusive.                                             Purchaser

IV.  Translation Opinion

An opinion of the Target's auditors that the Target financial information          Date of preliminary and
contained in any prospectus of the Purchaser is in all material respects a         final prospectus of the
complete and proper translation of the financial information provided by the       Purchaser
Target to the Purchaser for inclusion in such document in the English language, excluding any financial information for the years 1999 to 2001, inclusive.

                                 Schedule 7.1(c)

                         Bring Down Certificate (Vendor)

[To be dated as of Due Diligence Satisfaction Date]

TO: West Fraser Timber Co. Ltd. (the "Purchaser")

This certificate is given pursuant to Section 7.1(c) of the Acquisition Agreement dated July 21, 2004 (the "Acquisition Agreement") between International Paper Company (the "Vendor") and the Purchaser. Capitalized terms used in this Certificate will have the meanings given to them in the Acquisition Agreement.

I, [Name of Officer], hereby certify, for and on behalf of the Vendor and not in my personal capacity, that:

1. I am the [office held] of the Vendor.

2. Subject to the Disclosure Statement, the representations and warranties of the Vendor contained in Schedule 3.1 of the Acquisition Agreement are true and correct as of the date hereof as though they were made as of the date hereof except (i) where a failure to be so true and correct would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect (except that, for the purposes of this Certificate, any of the representations and warranties that are qualified by references to materiality standards, including the "material respects" or "would be reasonably be expected to have a Material Adverse Effect" or words to like effect will be considered not to be so qualified); or (ii) insofar as such representations and warranties are given as of a particular date or for a particular period and relate solely to such date or period.

Dated as of the o day of o, 2004.


International Paper Company

Per:
    ------------------------------------
    [Name]
    [Office]

                                 Schedule 7.1(d)

                       Bring Down Certificate (Purchaser)

[To be dated as of Due Diligence Satisfaction Date or Closing Date, as applicable]

TO: International Paper Company (the "Vendor")

This certificate is given pursuant to Section 7.1(d) of the Acquisition Agreement dated July 21, 2004 (the "Acquisition Agreement") between West Fraser Timber Co. Ltd. (the "Purchaser") and the Vendor. Capitalized terms used in this Certificate will have the meanings given to them in the Acquisition Agreement.

I, [Name of Officer], hereby certify, for and on behalf of the Purchaser and not in my personal capacity, that:

1. I am the [office held] of the Purchaser.

2. The representations and warranties of the Purchaser contained in Schedule 3.2 of the Acquisition Agreement are true and correct in all material respects as of the date hereof as though they were made as of the date hereof.

Dated as of the o day of o, 2004.


WEST FRASER TIMBER CO. LTD.

Per:
    ------------------------------------
    [Name]
    [Title]

                                 Schedule 7.1(j)

                         Bring Down Certificate (Vendor)

[To be dated as of Closing Date]

TO: West Fraser Timber Co. Ltd. (the "Purchaser")

This certificate is given pursuant to Section 7.1(j) of the Acquisition Agreement dated July 21, 2004 (the "Acquisition Agreement") between International Paper Company (the "Vendor") and the Purchaser. Capitalized terms used in this Certificate will have the meanings given to them in the Acquisition Agreement.

I, [Name of Officer], hereby certify, for and on behalf of the Vendor and not in my personal capacity, that:

1. I am the [office held] of the Vendor.

2. Subject to the Disclosure Statement (including Part 2 thereof) and any updates, additions or changes to the Disclosure Statement, including the Vendor Closing Exceptions set out in the supplement attached to this certificate and any Purchaser Closing Exceptions, the representations and warranties of the Vendor contained in Schedule 3.1 of the Acquisition Agreement are true and correct as of the date hereof as though they were made as of the date hereof except (i) where a failure to be so true and correct would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect (except that, for the purposes of this Certificate, any of the representations and warranties that are qualified by references to materiality standards, including the "material respects" or "would be reasonably be expected to have a Material Adverse Effect" or words to like effect will be considered not to be so qualified); or (ii) insofar as such representations and warranties are given as of a particular date or for a particular period and relate solely to such date or period.

Dated as of the o day of o, 2004.


INTERNATIONAL PAPER COMPANY

Per:
    ------------------------------------
    [Name]
    [Office]

                                   Appendix 1

                     Rules of Interpretation and Definitions

Part A

Interpretation

1. In this Agreement, except as otherwise expressly provided or unless the context otherwise requires,

     (a) "this Agreement" means this Acquisition Agreement, including the Schedules hereto, as from time to time supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof,

     (b) the headings in this Agreement are inserted for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof,

     (c) the word "including", when following any general statement or term, is not to be construed as limiting the general statement or term to the specific items or matters set forth or to similar items or matters, but rather as permitting the general statement or term to refer to all other items or matters that could reasonably fall within its broadest possible scope,

     (d) all accounting terms not otherwise defined herein have the meaning ascribed to them under, and all calculations to be made hereunder are to be made in accordance with, GAAP applied on a consistent basis,

     (e) a reference to a statute includes all regulations made thereunder, all amendments to the statute or regulations in force from time to time, and any statute or regulation that supplements or supersedes such statute or regulations,

     (f) a reference to an entity includes any successor to that entity,

     (g) words importing the masculine gender include the feminine or neuter, words in the singular include the plural, words importing a corporate entity include individuals, and vice versa,

     (h) a reference to "approval", "authorization" or "consent" means written approval, authorization or consent,

     (i) a reference to a Part is to a Part of this Agreement or to a Part of a Schedule hereto and the symbol Section followed by a number or some combination of numbers and letters refers to the section, paragraph, subparagraph, clause or subclause of this Agreement so designated,

     (j) except as otherwise expressly provided, a reference to currency herein means Canadian dollars and all amounts payable hereunder will be paid in Canadian dollars; and

     (k) "to the knowledge of the Vendor or any of the Target Companies", "to the knowledge of the Vendor", "known to the Vendor" and words to like effect mean, as at the Execution Date, to the actual knowledge of the Vendor following reasonable review with, and inquiry of, the Designated Persons and as at, and following, the Interim Disclosure Date means to the actual knowledge of the Designated Persons, after having made reasonable inquiries of management of the Target Companies.

Entire Agreement

2. This Agreement (together with the Confidentiality Agreement) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.

Construction

3. The Parties agree that each Party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party is not applicable in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

Applicable Law

4. This Agreement will be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the Parties will be governed by, the laws of British Columbia and the federal laws of Canada applicable in British Columbia, and each Party hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of such province and all courts competent to hear appeals from such courts. The Vendor agrees that it will not bring any suit, action or proceeding in connection with the transactions contemplated hereunder except in a court of competent jurisdiction in British Columbia or the State of New York.

Severability

5. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination will not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.

Successors and Assigns

6. This Agreement will enure to the benefit of and will be binding on and enforceable by the Parties and their respective successors and permitted assigns. Except as permitted under this Section 6, no Party may assign any of its rights or obligations hereunder without the prior written consent of the other Party. The Purchaser may, by giving notice to the Vendor not less than five Business Days before the Closing Date, assign its right to purchase the Purchased Share to a direct or indirect wholly-owned subsidiary except that no such assignment will relieve the Purchaser of any of its obligations hereunder and in respect of which obligations the Purchaser and the assignee will be jointly and severally liable. At Closing, the Purchaser and the assignee will execute and deliver in favour of the Vendor an assignment and assumption agreement, in form and substance acceptable to the Vendor, acting reasonably, under which the assignee assumes, on a joint and several basis with the Purchaser, the Purchaser's obligations hereunder and makes those representations and warranties set out in
Schedule 3.2 with respect to the assignee (which representations and warranties will be subject to Part 4, mutatis mutandis).

Amendments and Waivers

7. No amendment or waiver of any provision of this Agreement will be binding on any Party unless consented to in writing by such Party. No waiver of any provision of this Agreement will constitute a waiver of any other provision, nor will any waiver constitute a continuing waiver unless otherwise expressly provided.

Payments

8. Any payment contemplated under this Agreement, other than the payments to be made on the Closing Date which will be made as provided in Section 2.3, will be made by certified cheque, bank draft or electronic inter-bank transfer in immediately available funds.

Time of the Essence

9. Time will be of the essence of this Agreement in all respects.

Third Party Beneficiaries

10. The provisions of this Agreement are intended solely to benefit the Parties and, to the full extent permitted by applicable Law, will not be construed as conferring any benefit upon any other Person.

Part B

Definitions

1. In this Agreement, except as otherwise expressly provided or unless the context otherwise requires,

     (a) "ADMT" means 1,000 kilograms of 10% moisture content weight;

     (b) "Affiliate" has the meaning ascribed to that term in the Securities Act (British Columbia);

     (c) "Alberta Forests Act" means the Forests Act (Alberta) and all rules, regulations and policies thereunder now in effect or as may be enacted or amended from time to time before the Closing Date;

     (d) "Applicable Privacy Laws" means the Personal Information Protection and Electronic Documents Act (Canada) and any similar provincial legislation governing the protection of personal information applicable to the parties hereto;

     (e) "Applicable Remediation Standard" means the Remediation Standard that was enforceable as of the Due Diligence Satisfaction Date under the applicable Environmental Law that is the source of the requirement to conduct a Remediation, or, where no such Remediation Standard was enforceable as of the Due Diligence Satisfaction Date, the least stringent Remediation Standards that were applied, within one year prior to the Due Diligence Satisfaction Date, on a case-by-case basis, to properties that are most similar to the relevant property that is subject to a Remediation;

     (f) "Arbitrator" has the meaning set out in Section 2.8(c);

     (g) "B.C. Forest Act" means the Forest Act (British Columbia) and all rules, regulations and policies thereunder now in effect or as may be amended from time to time before the Closing Date;

     (h) "B.C. Forest Act Satisfaction Date" means the later of

          (i)  the Competition Satisfaction Date, and

          (ii) September 30, 2004;

     (i) "B.C. Tenures" means any tree farm licences, forest licences, timber sale licences, timber licences, pulpwood agreements and any other timber harvesting rights issued under the B.C. Forest Act and held by any of the Target Companies as at the date hereof;

     (j) "Business" means the business currently carried on by the Target and its Subsidiaries, consisting of the harvesting of timber and the manufacture and sale of lumber, wood chips, plywood, northern bleached softwood kraft pulp, laminated veneer lumber, treated wood, veneer, pulp process by-products (tall oil), sale of power to the Alberta energy grid, purchase and resale of logs, sales of by-products from sawmills; development of coalbed methane undersurface rights, factoring arrangements and water and sewage treatment operations and any business ancillary to the foregoing but does not include the business conducted by Finance Company;

     (k) "Business Assets" has the meaning set out in Section 15 of Schedule
     3.1;

     (l) "Business Day" means any day (other than a Saturday or a Sunday) on which the banks, in Vancouver, British Columbia and Stamford, Connecticut are generally open for business;

     (m) "Canadian Competition Waiting Period Compliance" means

          (i) the Purchaser and the Target have given the notice required under section 114 of the Competition Act with respect to the transactions contemplated by this Agreement, and

          (ii) the applicable waiting period under section 123 of the Competition Act has expired.

     (n) "Canadian Competition Satisfaction" means that the Commissioner of Competition has notified the Purchaser, in writing, that the Commissioner of Competition does not, at that time, intend to make an application under section 92 of the Competition Act in respect of the transactions proposed under this Agreement and any terms and conditions attached to any such advice, including the form of any such terms and conditions, are acceptable to the Purchaser and the Vendor, acting reasonably, and such advice has not been rescinded or amended;

     (o) "Claim" has the meaning set out in Section 4.3;

     (p) "Closing" means the completion of the transactions contemplated by this Agreement;

     (q) "Closing Date" means subject to Section 7.2, the fifth Business Day after the day (the "Satisfaction Date") on which the last of conditions set out in Section 8.1(a) and (b), Section 8.2 and Section 8.3(b) and (c) has been satisfied or waived as contemplated herein (provided that if the Satisfaction Date is after the 20th day of the month in which it occurs, the Closing Date will be the first Business Day of the immediately following month), or such other date that the Purchaser and the Vendor agree in writing that the Closing will take place;

     (r) "Comfort Letter" has the meaning set out in Section 2.4(e);

     (s) "Commissioner of Competition" means the Commissioner of Competition appointed pursuant to the Competition Act;

     (t) "Competition Act" means the Competition Act (Canada);

     (u) "Competition Satisfaction Date" means the date which is 12 weeks after the date upon which the Competition Bureau certifies that the transaction contemplated under this Agreement is non-complex or complex;

     (v) "Confidentiality Agreement" means the confidentiality agreement dated March 18, 2004 between the Parties;

     (w) "Contaminant" means any pollutants, explosives, dangerous goods and substances, underground or above ground storage tanks, deleterious substances, special waste, liquid waste, industrial waste, hauled liquid waste or waste of any other kind, toxic substances, hazardous wastes, hazardous materials, hazardous substances or contaminants or any other substance the storage, manufacture, disposal, handling, treatment, generation, use, transport or release into the environment of which is prohibited, controlled or regulated under any Environmental Law;

     (x) "Contracts" means each agreement, indenture, contract, lease, deed of trust, licence, option, instrument or other commitment, whether written or oral that is binding upon any of the Target Companies and that involves payments or other obligations that could be reasonably valued at more than $500,000 in the aggregate or whose termination could have a Material Adverse Effect but excluding Tenures;

     (y) "CRA" means Canada Revenue Agency;

     (z) "Deadline Date" has the meaning set out in Section 2.4(c);

     (aa) "Delaware Sales Company" means Weldwood Sales, Inc.;

     (bb) "Designated Persons" means those individuals listed in Part 5 of the Disclosure Statement;

     (cc) "Designated Regulatory Approvals" means

          (i) Canadian Competition Waiting Period Compliance,

          (ii) HSR Compliance,

          (iii) Other Competition/Antitrust Compliance, and

          (iv) Investment Canada Act Approval;

     (dd) "Direct Claim" has the meaning set out in Section 4.7;

     (ee) "Disclosure Statement" means the disclosure statement delivered by the Vendor to the Purchaser before the Execution Date and, with respect to Part 2 thereof, as completed and delivered, and updated, added to or changed (or deemed updated, added or changed) from time to time, pursuant to Section
     5.4 and Section 5.5;

     (ff) "Dispute" has the meaning set out in Section 2.8(a);

     (gg) "Dispute Notice" has the meaning set out in Section 2.8(a);

     (hh) "Disputing Party" has the meaning set out in Section 2.8(a);

     (ii) "Due Diligence Satisfaction Date" means the earlier of

          (i) August 31, 2004, and

          (ii) the day on which the Purchaser enters into an underwriting agreement in connection with an equity financing for the purposes of completing the acquisition contemplated hereby;

     (jj) "Duties" means amounts either

          (i) paid as a deposit, bond or other form of security by or for the account of a Person to the applicable U.S. Government Authority on account of or pursuant to the anti-dumping and countervailing duty orders issued by the U.S. Department of Commerce with respect to softwood lumber from Canada, or

          (ii) paid as a duty by or for the account of a Person to the applicable U.S. Government Authority on account of or pursuant to the anti-dumping and countervailing duty orders issued by the U.S. Department of Commerce with respect to softwood lumber from Canada;

     (kk) "Duty Expense Amount" means, as at a particular date, a proportion of the Total Duty Recovery Expenses incurred from the Closing Date to such date that

          (i) the amount of the Pre-Closing Date Duty Refunds received by the Target Companies as at such date,

     bears to

          (ii) the total amount of all refunds, returns or reimbursement in whole or in part to the Target Companies and the Purchaser of Duties paid by any of them as at such date except for Duties paid by the Purchaser on account of or pursuant to the anti-dumping duty orders issued by the U.S. Department of Commerce with respect to softwood lumber from Canada;

     (ll) "Duty Refund Amount" has the meaning set out in Section 2.2(c);

     (mm) "Employee Plans" means each deferred compensation, bonus or incentive compensation, share option or purchase, severance, termination pay, hospitalization or other medical benefit, life or other insurance, vision, dental, drug, sick leave, disability, salary continuation, vacation, supplemental unemployment benefits, profit sharing, incentive or other compensation, mortgage assistance, pension or supplemental pension plan, retirement compensation arrangement, group registered retirement savings plan, deferred profit sharing plan, employee profit sharing plan, savings, retirement or supplemental retirement plan, program or arrangement, whether funded or unfunded, that is maintained, contributed to or required to be contributed to, by any of the Target Companies, or to which any of them is a party, or bound by, or under which any of them has any liability or contingent liability for the benefit of employees or former employees of any of the Target Companies and their dependants but excluding, for greater certainty, statutory and multi-employer plans;

     (nn) "Encumbrance" means any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement, security interest of any nature, adverse claim, exception, reservation, easement, right of occupation, any matter capable of registration against title, option, right of pre-emption, privilege or any contract to create any of the foregoing;

     (oo) "Environmental Activity" means any activity, event or circumstance in respect of a Contaminant, including, without limitation, its storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation, or its Release, escape, leaching, dispersal or migration into the natural environment, including the movement through or in the air, soil (land surface or subsurface strata), surface water or groundwater;

     (pp) "Environmental Law" means any and all Laws in effect and enforceable on the Execution Date relating to pollution or the environment or any Environmental Activity;

     (qq) "Environmental Permits" means, collectively, all permits, approvals, licences, certificates, variances, remediation orders and authorizations of or any registration with, any Government Authority pursuant to any Environmental Law;

     (rr) "Escrow Agreement" has the meaning set out in Section 2.4(b);

     (ss) "Excess Taxes" has the meaning set out in Section 4.15(b);

     (tt) "Execution Date" means the date hereof;

     (uu) "Final Disclosure Date" has the meaning set out in Section 5.4(b);

     (vv) "Finance Company" means Weldwood Finance Limited;

     (ww) "Finance Company Reorganization" means the reorganization of the Target's investment in the Finance Company which will result in the Target no longer having any interest in the Finance Company, including the declaration of cash dividends by the Finance Company to the Target and the declaration of cash dividends in the aggregate amount of such dividends, and a dividend-in-kind of the Target's shares in the Finance Company, by the Target to the Vendor and the filing of any elections or other designations in any tax return of the Target for any period ending on or before the Closing Date;

     (xx) "Financial Statements" means, the financial statements described in
     Section I(a)(i) of Schedule 5.7(g);

     (yy) "Financing Satisfaction Date" means the earlier of

          (i) September 27, 2004, and

          (ii) the day on which the Purchaser completes an equity financing for the purposes of completing the acquisition contemplated hereby;

     (zz) "First Nation" means a First Nation, tribal council or aboriginal group;

     (aaa) "GAAP" or "generally accepted accounting principles" means accounting principles generally accepted in Canada from time to time including those recommended by the Canadian Institute of Chartered Accountants Handbook or as recommended by another entity approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the relevant date;

     (bbb) "Government Authority" means any nation or any province, state, county, territory, municipality or other political subdivision thereof, or any government, quasi-government, administrative or regulatory authority, agency, board, body, commission, instrumentality, court or tribunal thereof, any Tax authority, any ministry or department or agency of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, or any arbitrator or panel of arbitrators;

     (ccc) "GST" means any and all taxes payable under Part IX of the Excise Tax Act (Canada) or under any similar provincial legislation;

     (ddd) "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

     (eee) "HSR Compliance" means the Parties will have completed the filing of all forms required by the HSR Act in respect of the transactions contemplated by this Agreement, and the waiting periods (or any extensions thereof) applicable under the HSR Act will have been terminated or will have expired;

     (fff) "Income Tax" means all Taxes payable under the Tax Act and all Taxes similar to those paid under the Tax Act payable under tax legislation of other jurisdictions (whether domestic or foreign);

     (ggg) "Indemnified Party" has the meaning set out in Section 4.3;

     (hhh) "Indemnifying Party" has the meaning set out in Section 4.3;

     (iii) "Intellectual Property" means all trade marks, trade names, business names, patents, inventions, copyrights, service marks, brand names, industrial designs used by any Target Company in carrying on the Business, including all licences and all like rights used by or granted to any Target Company in connection with the Business as at the date of this Agreement;

     (jjj) "Interim Disclosure Date" means the day that is the earlier of

          (i) August 26, 2004, and

          (ii) subject to Section 5.5, the first Business Day immediately following the day on which the Purchaser gives notice to the Vendor that the event described in Section(ii) of the definition of the "Due Diligence Satisfaction Date" will occur;

     (kkk) "Interim Financial Statements" means financial statements described in Section I(b)(i) of Schedule 5.7(g);

     (lll) "Interim Period" means the period beginning on, and including, the Execution Date and ending at the end of the day immediately preceding the Closing Date;

     (mmm) "Investment Canada Act" means the Investment Canada Act (Canada);

     (nnn) "Investment Canada Act Approval" means that the Purchaser, unless it determines before Closing that, upon Closing it will not be a non-Canadian under the Investment Canada Act and confirms such status to the Vendor in a manner satisfactory to the Vendor, acting reasonably, will have received a notice from the Minister responsible for the Act issued under Sections 21, 22 or 23 of the Act indicating that the Minister is, or is deemed to be, satisfied that the transactions contemplated in this Agreement are likely to be of net benefit to Canada;

     (ooo) "Law" means all statutes, regulations, statutory rules, orders, or any other requirements having the force of law and the term "applicable" with respect to such Law and in the context that refers to one or more Persons, means that such Law applies to such Person or Persons or its or their business, undertaking, property or securities and emanates from a Government Authority, statutory body or regulatory authority having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities;

     (ppp) "Letter of Credit" has the meaning set out in Section 2.4(a);

     (qqq) "Licences" means all Tenures, licences, permits, approvals, consents, certificates, registrations and authorizations (whether governmental, regulatory or otherwise) held by or granted to any Target Company as at the date of this Agreement;

     (rrr) "Material Adverse Effect" means an effect that results in or causes or would reasonably be expected to result in or cause a material adverse change in the Business Assets or the financial condition of the Business taken as a whole after giving effect to any recoveries that may reasonably be expected to be available after Closing other than any effect relating to
     (i) general political, financial or economic conditions or the state of the securities markets in general, (ii) the forestry industry in general (including product supply, demand and pricing) and not specifically relating to the Target or its Subsidiaries, the Purchaser or the Vendor,
     (iii) the announcement of the transactions contemplated hereby, or (iv) any labour disruption, strike, collective bargaining or other condition with respect to any collective agreement that expires or has expired before the Execution Date;

     (sss) "NBSK" means northern bleached softwood kraft pulp;

     (ttt) "Order" means an order, requirement or direction issued in writing by a Government Authority, compliance with which is required pursuant to Environmental Law;

     (uuu) "Other Competition/Antitrust Compliance" means the compliance by the Parties with all competition and antitrust laws in each jurisdiction in the world where such compliance is required or desirable to give effect to the transactions contemplated by this Agreement (other than Canadian Competition Waiting Period Compliance and HSR Compliance) including the following:

          (i) the Parties will have filed any notification that is necessary pursuant to Regulation (EC) No 139/2004, and (1) a decision from the European Commission pursuant to Article 6(1)(b) of Regulation (EC) No 139/2004 in terms reasonably satisfactory to the Purchaser will have been obtained, declaring that the transactions contemplated by this Agreement are compatible with the common market, or (2) a decision of the European Commission pursuant to Article 10(6) of Regulation (EC) No 139/2004 which is not subject to any conditions which are unacceptable to both the Vendor and the Purchaser acting reasonably will have been obtained; and

          (ii) each national competition regulatory authority in the European Union either will have declined jurisdiction in respect of, or will have approved of, the transactions contemplated by this Agreement, all applicable waiting periods will have expired, and any terms and conditions attached to any approvals received, including the form of any such terms and conditions, are acceptable to the Purchaser and the Vendor, acting reasonably, and such approvals have not been rescinded or amended;

     (vvv) "Part 2 Exceptions" has the meaning set out in Section 5.4;

     (www) "Parties" means the Purchaser and the Vendor, and "Party" means either of them;

     (xxx) "Periodic Amount" for a Pulp Period means the result obtained when

          (i) one-half of the amount, if any, by which the Reference Price for the Pulp Period exceeds the Threshold Price for the Pulp Period is multiplied by

          (ii) the number of ADMT of NBSK sold by the Target from its Hinton (100%) and Cariboo (50%) operations during the Pulp Period;

     (yyy) "Permitted Encumbrances" means:

          (i) Encumbrances for Taxes if such Taxes are not due and payable;

          (ii) minor title defects or irregularities or servitudes, easements, restrictions, encroachments, covenants, rights of way and other similar rights or restrictions in real property or any interest therein, whether registered or unregistered, provided the same are not of such nature as to materially impair the operation of the Business as currently conducted by the Target and its Subsidiaries;

          (iii) registered agreements with the municipalities provided they have been complied with or adequate security has been furnished to secure compliance and provided that they do not, in the aggregate, materially impair the operation of the Business as currently conducted by the Target and its Subsidiaries;

          (iv) undetermined or inchoate liens, charges and privileges (including mechanics', construction, carriers', workers', repairers', storers' or similar liens) which individually or in the aggregate are not material, arising or incurred in the ordinary course of business of the Business as currently conducted by the Target and its Subsidiaries;

          (v) statutory liens, charges, adverse claims, security interests or Encumbrances of any nature whatsoever claimed or held by any Government Authority that have not at the time been filed or registered against the title to the asset or served upon the Vendor or the Target pursuant to law or that relate to obligations not due or delinquent, save and except for liens, charges, adverse claims, security interests or Encumbrances related to Taxes which are due and payable;

          (vi) assignments of insurance provided to landlords (or their mortgage holders) pursuant to the terms of any lease and liens or rights reserved in any lease for rent or for compliance with the terms of such lease;

          (vii) security given in the ordinary course of business to any public utility or Government Authority in connection with the operations of the Business, other than security for borrowed money; and

          (viii) the reservations, limitations and exceptions in any original grants from the Crown of any real property or interest therein and statutory exceptions to title that do not materially detract from the value of the real property in the operation of the Business or materially impair the operation of the Business as currently conducted by the Target and its Subsidiaries; and

          (ix) the Encumbrances listed in the Disclosure Statement.

     (zzz) "Permitted Investment" means an account in the name of a Target Company at, or a deposit certificate of, a Canadian chartered bank or a bond, debenture, or other evidence of indebtedness of, or guaranteed by, the Government of Canada or any province thereof, that has, in the case of a deposit certificate, bond, debenture or other evidence of indebtedness a date of maturity, or may be redeemed, not later than the day immediately before the Closing Date;

     (aaaa) "Permitted Payment" means, with respect to any Target Company at any time, any declaration or payment of any cash dividend or other cash distribution, direct or indirect, on account of any outstanding securities of the Target Company;

     (bbbb) "Person" includes any individual, firm, partnership, joint venture, limited liability company, association, trust, trustee, executor, administrator, legal personal representative, body corporate, corporation, unincorporated association or organization, Government Authority, syndicate or other entity, whether or not having legal status;

     (cccc) "Personal Information" means information about an identifiable individual that is the subject of Applicable Privacy Laws;

     (dddd) "Personal Property" has the meaning set out in Section 11 of
     Schedule 3.1;

     (eeee) "Phantom Plan" means the Target Employee Phantom Share Plan established January 1, 1998, as amended;

     (ffff) "Potential Remittance Amount" has the meaning set out in Section 2.4(a);

     (gggg) "Pre-Closing Date Duty Refunds" means funds or credits received by any of the Target Companies from time to time from any U.S. Government Authority as refunds, returns or reimbursement in whole or in part, of Duties paid during the period beginning May 22, 2002 to, but not including, the Closing Date. "Pre-Closing Date Duty Refunds" include any amounts received on account of interest earned on the above-noted deposits or duties. In order to qualify as a "Pre-Closing Date Duty Refund", the Target Company must have full right, title and interest in such funds free and clear of all Encumbrances created prior to the Closing Date other than those which apply to the Target Company's property generally and which have been granted by the Target Company and in respect of such funds, the Target Company is not prohibited or enjoined from disposing of such funds by any order or injunction obtained by any U.S. Government Authority or member or representative of the U.S. wood products manufacturing industry or any other Person;

     (hhhh) "Proceeding" has the meaning set out in Section 4.15(c);

     (iiii) "Prohibited Activity" has the meaning set out in Schedule A;

     (jjjj) "Prohibited Contract" has the meaning set out in Part 4 of the Disclosure Statement;

     (kkkk) "Pulp Amount" has the meaning set out in Section 2.2(c);

     (llll) "Pulp Period" means the Quarter beginning on the first day of the month following the Closing Date, or if the Closing Date occurs on the first day of a month, on the Closing Date, and each Quarter immediately following thereafter that ends on or before June 30, 2007, and if the last such Quarter ends before June 30, 2007, the final Pulp Period will be the period following such Quarter and ending on June 30, 2007;

     (mmmm) "Pulp Sales Agreement" means an agreement in substantially the form settled as between the Parties and initialled for identification by a senior officer of each of them;

     (nnnn) "Purchase Price" has the meaning set out in Section 2.2;

     (oooo) "Purchased Share" means the one issued and outstanding common share in the capital of the Target;

     (pppp) "Purchaser" means West Fraser Timber Co. Ltd.;

     (qqqq) "Purchaser Closing Exceptions" has the meaning set out in Section
     5.5;

     (rrrr) "Purchaser's Cost" has the meaning set out in Section 2.4(h)(i);

     (ssss) "Quarter" means a period of three consecutive calendar months;

     (tttt) "Rate of Exchange" for a period means the average of each rate of exchange for converting a Canadian dollar into U.S. currency, or a U.S. dollar into Canadian currency, as the case may be, published during each Business Day of the period by the Bank of Canada as its "nominal noon exchange rate";

     (uuuu) "Real Property" has the meaning set out in Section 12 of Schedule
     3.1;

     (vvvv) "Receiver General" has the meaning set out in Section 2.4(c)(ii);

     (wwww) "Reference Price" for a Pulp Period means the average price per ADMT of NBSK reported for each month during that Pulp Period by Resource Information Systems, Inc., before any large buyer and fidelity discounts, for delivery to Europe; provided however that if such reference price is unavailable or not published for any such monthly period, then the Reference Price for such monthly period will mean the average North American Transaction Price per ADMT of NBSK reported for such month by Resource Information Systems, Inc., before any large buyer and fidelity discounts, or if such North American Transaction Price is also unavailable or not published in the applicable month, then the Reference Price will be based on the average NBSK Reference Price per ADMT of NBSK reported for such month by Resource Information Systems, Inc., before any large buyer and fidelity discounts, and if all of the reference prices described herein are unavailable or not published in the applicable month, the Parties will designate a mutually acceptable alternative Reference Price which best reflects the intent of the Parties at the date of this Agreement;

     (xxxx) "Release" means discharge, spray, inject, inoculate, abandon, deposit, spill, leak, seep, migrate, pour, emit, empty, throw, dump, place or exhaust, and when used as a noun has a similar meaning;

     (yyyy) "Remediation" has the meaning set out in Section 4.14;

     (zzzz) "Remediation Standard" means the applicable numerical standard and remediation protocol (whether resulting from an enacted statute, promulgated regulation, guidance or policy document issued by a regulatory agency, or developed on a case-by-case basis through a risk assessment or other methodology required under applicable Environmental Law) that defines the concentrations of Contaminants that may be permitted to remain in any environmental media after a Remediation of a Release;

     (aaaaa) "Representatives" has the meaning set out in Section 5.3;

     (bbbbb) "Restricted Payment" means with respect to the Target at any time, any direct or indirect redemption, retirement, purchase or other acquisition for value of, or any direct or indirect purchase, payment or sinking fund or similar deposit for the redemption, retirement, purchase or other acquisition for value of, or to obtain the surrender of, any then outstanding securities of the Target;

     (ccccc) "S 116(2) Certificate" has the meaning set out in Section 2.4(a);

     (ddddd) "S 116(4) Certificate" has the meaning set out in Section 2.4(c)(i)(B);

     (eeeee) "Share Sale" has the meaning set out in Section 2.4(a);

     (fffff) "Subsidiary" means, in relation to an entity, any corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization that is directly or indirectly owned or controlled by one or more Target Companies, and includes any corporation or other organization the accounts of which are consolidated in the financial statements of the Target;

     (ggggg) "Target" means Weldwood of Canada Limited;

     (hhhhh) "Target Companies" means the Target and its Subsidiaries other than the Finance Company and "Target Company" means any of them;

     (iiiii) "Target R&W's" has the meaning set out in Schedule 3.1, Part B,
     Section 7;

     (jjjjj) "Tax Act" means the Income Tax Act (Canada) as amended from time to time;

     (kkkkk) "Tax Authority" has the meaning set out in Section 4.15(a);

     (lllll) "Tax Action" has the meaning set out in Section 24(h) of Schedule 3.1;

     (mmmmm) "Tax Claim" has the meaning set out in Section 4.15;

     (nnnnn) "Tax Issue" has the meaning set out in Section 4.15(a);

     (ooooo) "Tax Refund Amount" means refunds and credits received by or otherwise applied to the benefit of the Target Companies in respect of Taxes for any period ending on or before the Closing Date and the after tax amount of any interest thereon or otherwise applied to the benefit of the Target Companies to the extent not reflected on the Closing Date Balance Sheet;

     (ppppp) "Taxes" means all taxes, duties, fees, premiums, assessments, imposts, levies and other charges of any kind whatsoever imposed by any Government Authority or under the laws of any jurisdiction, including those in respect of income gross receipts, profits, sales or excise, goods and services, value added, use, franchise, transfer, property, capital, logging, stumpage, import and customs, social services, licenses, withholding, payroll, health, employer health, employment, Canada or Quebec Pension Plan, social security, workers' compensation, employment or unemployment insurance or compensation, and other governmental charges and assessments, and includes additions by way of penalties, interest and fines and other amounts with respect thereto;

     (qqqqq) "Tenures" means all forest licences, tree farm licences, timber sales licences, forest management agreements, pulpwood agreements and other forms of agreements held by the Target granting harvesting rights under the B.C. Forest Act or under the Alberta Forests Act;

     (rrrrr) "Third Party Claim" has the meaning set out in Section 4.7;

     (sssss) "Threshold Claim" has the meaning set out in Section 4.4(a)(i);

     (ttttt) "Threshold Price" for a Pulp Period means the greater of

          (i) US$710, and

          (ii) $950 converted to U.S. dollars at the Rate of Exchange for the Pulp Period;

     (uuuuu) "Time of Closing" means 10:00 a.m. (Vancouver time) on the Closing Date or such other time as the Parties agree;

     (vvvvv) "Total Duty Recovery Expenses" means, as at a particular date, 64.38% of the total of all legal, accounting and other expenses paid or accrued by any of the Target Companies or the Purchaser after the Closing Date and up to such date in connection with their respective commercially reasonable efforts described in Section 5.12 to the extent not reflected on the Closing Date Statements;

     (wwwww) "Triggering Event Adjustment Amount" has the meaning set out in
     Part 3 of the Disclosure Statement;

     (xxxxx) "Vendor" means International Paper Company;

     (yyyyy) "Vendor Closing Exceptions" has the meaning set out in Section 5.4(b);

     (zzzzz) "Vendor Paid Expenses" has the meaning set out in Section 2.2(c);
     and

     (aaaaaa) "Wages and Benefits Accrual" means the amount accrued but unpaid on the books and records of the Target Companies as of 12:01 a.m. on the Closing Date in respect of potential increases in wages and benefits payable under any collective agreement to which any of the Target Companies is a party which replaces or extends a collective agreement that expires or has expired before the Closing Date.